Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268603

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated May 13, 2025)

SCILEX HOLDING COMPANY

Up to 1,594,207 Shares of Common Stock

Up to 198,810 Shares of Common Stock Issuable Upon the Exercise of Warrants

Up to 1,402,955 Warrants

This prospectus supplement supplements the prospectus dated May 13, 2025 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-268603) for which Post-Effective Amendment No. 3 was filed with the Securities and Exchange Commission on May 7, 2025 and declared effective by the Securities and Exchange Commission on May 13, 2025. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in each of our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on July 23, 2025 (the “Current Reports”). Accordingly, we have attached the Current Reports to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 198,810 shares of our common stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 40,085 shares of Common Stock issuable upon the exercise of 1,402,955 private placement warrants at an exercise price of $402.50 per whole share (the “Private Warrants” and such shares issuable upon exercise, the “Private Warrant Shares”) representing certain Private Warrants that were originally sold in a private placement at a price of $0.75 per warrant in connection with the initial public offering of Vickers Vantage Corp. I (“Vickers”) and (ii) 158,725 shares of Common Stock issuable upon the exercise of 5,555,354 public warrants at an exercise price of $402.50 per whole share (the “Public Warrants” and such shares issuable upon exercise, the “Public Warrant Shares” and such Public Warrants together with the Private Warrants, the “SPAC Warrants” and such shares underlying the SPAC Warrants, the “SPAC Warrant Shares”). The Public Warrants were originally sold to the public investors in connection with the initial public offering of units of Vickers at a price of $10.00 per unit, with each unit consisting of one ordinary share of Vickers and one-half of one warrant to purchase one ordinary share of Vickers, on a pre-Reverse Stock Split basis (as defined below).

As a result of the reverse stock split described elsewhere in the Prospectus, each SPAC Warrant entitles the holder thereof to purchase 1/35th of a share of our Common Stock at a price of $402.50 per whole share (provided that in no event shall the holder of any such warrants be entitled, upon the exercise of such warrants, to receive a fractional interest in a share of Common Stock upon such exercise and the Company shall, upon such exercise, round up to the nearest whole number of shares of Common Stock to be issued to such holder). We will not receive the proceeds from the resale of the Private Warrant Shares hereunder; however, we will receive the proceeds from any exercise of the SPAC Warrants.

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by:

(a) the selling stockholders named in the Prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to an aggregate of 1,594,207 shares (the “Resale Shares”) of our Common Stock, consisting of:

(i) up to 41,082 shares of Common Stock (the “Sponsor Shares”) held by Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd and Suneel Kaji (collectively, the “Sponsors”), consisting of shares that were issued on November 9, 2022 upon conversion of the same number of our former ordinary shares (initially acquired by the Sponsors prior to the initial public offering of units of Vickers Vantage Corp. I at a purchase price of $0.245 per ordinary share) in connection with the Domestication (as defined below) and the Business Combination and shares that were also issued on November 9, 2022 upon the contribution of certain indebtedness by Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd at a contribution value of $350.00 per share, in connection with the Business Combination pursuant to a debt contribution agreement;

(ii) up to 1,513,040 shares of Common Stock (the “Merger Shares”) originally issued to Sorrento on November 10, 2022 in connection with the Business Combination at an equity consideration value of $350.00 per share, of which 1,458,263 shares were subsequently transferred to and are held by SCLX Stock Acquisition JV, our wholly owned subsidiary (“SCLX JV”), and 54,777 shares are held by Sorrento in abeyance for the benefit of certain holders of warrants to purchase shares of common stock of Sorrento; and

(iii) up to 40,085 Private Warrant Shares issuable upon the exercise of the Private Warrants at an exercise price of $402.50 per whole share; and

(b) the selling warrantholders named in the Prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 1,402,955 Private Warrants (which were originally issued at a price of $0.75 per Private Warrant). In connection with the Reverse Stock Split, the SPAC Warrants (which include the Private Warrants) were adjusted in accordance with their terms such that the number of outstanding SPAC Warrants was unchanged, and each SPAC Warrant now entitles the holder to purchase 1/35th of a share of Common Stock at an exercise price of $402.50 per whole share (provided that in no event shall the holder of any such warrants be entitled, upon the exercise of such warrants, to receive a fractional interest in a share of Common Stock upon such exercise and the Company shall, upon such exercise, round up to the nearest whole number of shares of Common Stock to be issued to such holder).

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On July 22, 2025, the last reported sales price per share of our Common Stock was $8.84. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On July 22, 2025, the closing sale price per warrant of our Public Warrants was $0.35.

On April 15, 2025, we effected a reverse stock split of our Common Stock at a ratio of 1-for-35 (the “Reverse Stock Split”). Unless otherwise noted, the share and per share information in the Prospectus and this prospectus supplement reflects the effect of the Reverse Stock Split. The Company’s historical financial statements included in the Prospectus and this prospectus supplement do not reflect the Reverse Stock Split.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section titled “Risk Factors” beginning on page 23 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 23, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase common stock at an exercise price of $402.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Line of Credit

Common Stock Purchase Agreement

On July 22, 2025, Scilex Holding Company (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Tumim Stone Capital, LLC, a Delaware limited liability company (the “Investor”).

Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor up to the lesser of: (a) $100,000,000 of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) the Exchange Cap (as defined below), from time to time, at the Company’s sole discretion (each such sale, a “VWAP Purchase”) by delivering an irrevocable written notice to the Investor (each such notice, a “VWAP Purchase Notice”). The Company shall be permitted to deliver a VWAP Purchase Notice to Investor during the period commencing on the Commencement Date (as defined in the Purchase Agreement) and the date that is the first day of the month following the 24-month anniversary of the date on which the initial Registration Statement (as defined below) has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”), subject to the terms and conditions set forth therein, and unless the Purchase Agreement is earlier terminated in accordance with its terms.

The shares of Common Stock purchased pursuant to a VWAP Purchase will be purchased at the VWAP Purchase Price, which shall equal (i) 96% of the lowest daily dollar volume-weighted average price for the Common Stock during the One-Day VWAP Purchase Valuation Period (as defined in the Purchase Agreement) or (ii) 97% of the lowest daily dollar volume-weighted average price for the Common Stock during the Three-Day VWAP Purchase Valuation Period (as defined in the Purchase Agreement), in each case subject to the terms and conditions set forth therein. The maximum number of shares of Common Stock that may be required to be purchased pursuant to a VWAP Purchase Notice will be equal to the lowest of: (a) 100% of the average daily trading volume in the Common Stock over the five consecutive trading day period ending on (and including) the trading day immediately preceding the applicable VWAP Purchase Exercise Date (as defined in the Purchase Agreement) for such VWAP Purchase; (b) the product (rounded up or down to the nearest whole number) obtained by multiplying (x) the daily trading volume in the Common Stock on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (y) 0.40; and (c) the quotient obtained by dividing (x) $3,000,000 by (y) the volume-weighted average price of the Common Stock on the trading day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

The Investor’s purchases of shares of Common Stock under the Purchase Agreement, if any, will be subject to certain limitations, including that the Investor may not purchase shares that would result in it (together with its affiliates) owning more than 4.99% (or, at the election of the Investor, 9.99%) of the then-issued and outstanding shares of Common Stock. In addition, unless stockholder approval of a waiver of the Exchange Cap (as defined below) is obtained, the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement, if, after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Purchase Agreement and the transactions contemplated thereby would exceed 1,390,443 (representing 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement) (such maximum number of shares, the “Exchange Cap”). However, the Exchange Cap shall not be applicable for any purposes of the Purchase Agreement and the transactions contemplated thereby, to the extent that (and only for so long as) the average price of all applicable sales of Common Stock under the Purchase Agreement equals or exceeds $8.09, which is the Minimum Price (as defined in the Purchase Agreement). The Company is under no obligation to seek stockholder approval of a waiver of the Exchange Cap.

As consideration for the Investor’s commitment to purchase shares of Common Stock, the Company shall issue 150,000 shares of Common Stock to the Investor as a commitment fee (the “Commitment Shares”) upon effectiveness of the Registration Statement (as defined below).

2

Registration Rights Agreement

In connection with the transactions contemplated by, and concurrently with the execution of, the Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement, dated as of July 22, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC one or more registration statements (a “Registration Statement”), to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and resale by the Investor of all of the shares that may be issued by the Company to the Investor from time to time under the Purchase Agreement, including the Commitment Shares. The Investor’s obligation to purchase shares of Common Stock pursuant to the Purchase Agreement is subject to such a Registration Statement being filed with the SEC and declared effective.

The Purchase Agreement and Registration Rights Agreement (together, the “Transaction Documents”) are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the terms of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Transaction Documents are incorporated herein by reference only to provide investors with information regarding the terms of such Transaction Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Warrant Exchange Agreement

On July 22, 2025 the Company entered into Warrant Exchange Agreements (each, a “Warrant Exchange Agreement” and collectively, the “Warrant Exchange Agreements”) with certain holders (the “Exchanging Warrant Holders”) of the Company’s existing Tranche B warrants to purchase shares of Common Stock (the “Existing Tranche B Warrants”). Pursuant to the Warrant Exchange Agreements, the Company and the Exchanging Warrant Holders, in reliance on Section 3(a)(9) of the Securities Act, effected a voluntary securities exchange whereby the Exchanging Warrant Holders will exchange the Existing Tranche B Warrants, which are currently exercisable for an aggregate of 107,142 shares of Common Stock at an exercise price of $36.40 per share, originally issued pursuant to that certain Securities Purchase Agreement, dated October 7, 2024, by and among the Company and the investors named therein, for warrants to purchase an aggregate of 500,000 shares of Common Stock (the “New Warrants”) at an exercise price of $40.00 per share (the “Exercise Price”). The New Warrants shall be immediately exercisable, but may only be exercised on a cash basis on or after the earlier of (i) the date that is 90 days following the Closing Date (as defined in the Warrant Exchange Agreement), and (ii) the initial date after the date of the Warrant Exchange Agreement that a registration statement is effective and available for the issuance of the shares of Common Stock underlying the New Warrants to the holders of the New Warrants (or the resale of shares of Common Stock underlying the New Warrants); provided, however, the New Warrants may only be exercised on a cashless basis if there is no registration statement to cover the issuance of the shares of Common Stock underlying the Warrants or the resale of such shares. The New Warrants shall have an expiration date of October 8, 2029.

3

The terms of the New Warrants are generally identical to the terms of the Existing Tranche B Warrants, other than with respect to the number of shares issuable upon exercise thereof and the Exercise Price and certain other matters. The Exercise Price of the New Warrants is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. The Exercise Price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The New Warrants also permit a voluntary adjustment to the Exercise Price, subject to certain conditions set forth therein, including compliance with the listing rules of The Nasdaq Stock Market LLC ("Nasdaq") and having obtained the prior written consent of the required holders as described therein. The Exercise Price cannot be lower than $36.40 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the New Warrants to be exercised at a price lower than the Exercise Price Floor in accordance with the listing rules of Nasdaq. The Company is under no obligation to seek or obtain such shareholder approval.

A holder of a New Warrant shall not have the right to exercise any portion of a New Warrant to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of Common Stock outstanding immediately after giving effect to such exercise. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The New Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity (subject to certain exceptions) assumes all of the Company’s obligations under the New Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a New Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the New Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, holders of New Warrants will have the right to force the Company to repurchase such holder’s New Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the New Warrants, of the then unexercised portion of the New Warrant.

The Warrant Exchange Agreements contain other customary provisions including representations and warranties of the Company and the Exchanging Warrant Holders.

The Warrant Exchange Agreements are filed as Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, and the form of New Warrant is filed as Exhibit 10.6, in each case to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the terms of the Warrant Exchange Agreements and the form of New Warrant do not purport to be complete and are qualified in their entirety by reference to such exhibits.

No Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Oramed Warrant Repurchase

As previously disclosed by the Company, the Company issued to Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”), on September 21, 2023, warrants to purchase up to an aggregate of 6,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at an exercise price of $0.01 per share (the “Penny Warrants”).

4

On July 22, 2025, the Company entered into an Option Agreement for the Repurchase of Warrants with Oramed (the “Option Agreement”), pursuant to which, among other things, Oramed granted an option (the “Option”) to the Company to repurchase the Penny Warrants in two tranches (the “Warrant Repurchase”) for an aggregate purchase price of $27,000,000 (the “Warrant Repurchase Amount”), subject to the terms and conditions set forth therein. In consideration of the Option, the Company agreed to pay $1,500,000 (the “Option Payment Amount”) to Oramed in two equal installments occurring on or before August 8, 2025 and December 16, 2025, respectively. Provided that the Company has made the applicable option payment on or before such dates, the Company shall be entitled to purchase the Penny Warrants as follows: (i) on or before September 30, 2025, it may repurchase 3,130,000 Penny Warrants for $13,000,000 and (ii) on or before December 31, 2025, it may repurchase 3,370,000 Penny Warrants for $14,000,000. Additionally, if the Company effects the Warrant Repurchase and has paid the Option Payment Amount and Warrant Repurchase Amount in full, in accordance with the terms of the Option Agreement, then the maturity date of that certain Senior Secured Promissory Note, dated as of September 21, 2023, by and between the Company and Oramed shall be extended to March 31, 2026 and any make-whole payment due thereunder upon prepayment shall be waived.

Oramed shall have the right to terminate the Option Agreement if the Company (i) fails to make certain payments thereunder or (ii) has not exercised the Option by the applicable dates set forth therein (an “Option Termination”).

Pursuant to the terms of the Option Agreement, the Company has agreed that, if the Option Agreement is terminated pursuant to the terms set forth therein, the Company will use commercially reasonable efforts to obtain the approval of its stockholders to permit the issuance of shares of Common Stock in excess of the Stockholder Approval Cap (as defined therein) upon exercise of any Penny Warrants retained by Oramed following such termination, subject to the terms and conditions set forth therein.

The representations and warranties contained in the Option Agreement were made only for purposes of such Option Agreement and as of specific dates, were solely for the benefit of the parties to the Option Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Option Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Option Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing summary of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

In connection with the transactions described in this Current Report on Form 8-K, the Company has obtained the applicable consents and/or waivers of the holders of the Company’s outstanding indebtedness to consummate such transactions.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 with respect to the issuance of the Common Stock, pursuant to the Purchase Agreement, and New Warrants, pursuant to the Warrant Exchange Agreement, is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, the Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to (a) the Investor in reliance upon the provisions of Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act, and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made under the Purchase Agreement and (b) the Exchanging Warrant Holders in reliance on Section 3(a)(9) of the Securities Act.

5

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Common Stock Purchase Agreement, dated as of July 22, 2025, by and between the Company and Tumim Stone Capital, LLC.

10.2*	Registration Rights Agreement, dated as of July 22, 2025, by and between the Company and Tumim Stone Capital, LLC.

10.3*	Warrant Exchange Agreement, dated as of July 22, 2025, by and between the Company and Nomis Bay Ltd.

10.4*	Warrant Exchange Agreement, dated as of July 22, 2025, by and between the Company and BPY Limited.

10.5*	Warrant Exchange Agreement, dated as of July 22, 2025, by and between the Company and 3i LP.

10.6	Form of New Tranche B Warrant

10.7#	Option Agreement for the Repurchase of Warrants, dated July 22, 2025, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#

Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: July 23, 2025

7

Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

dated as of July 22, 2025

by and between

SCILEX HOLDING COMPANY

and

TUMIM STONE CAPITAL, LLC

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

Annex I	Definitions
Exhibit A	Registration Rights Agreement
Exhibit B	Form of VWAP Purchase Notice
Exhibit C	Form of VWAP Purchase Confirmation
Exhibit D	Form of Closing Certificate
Exhibit E	Form of Compliance Certificate

-iii-

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 22, 2025, by and between Tumim Stone Capital, LLC, a Delaware limited liability company (the “Investor”), and Scilex Holding Company, a Delaware corporation with offices located at 960 San Antonio Road, Palo Alto, California 94303 (the “Company” and, together with the Investor, the “Parties”).

RECITALS

WHEREAS, the Parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of: (a) $100,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); and (b) the Exchange Cap (to the extent applicable under Section 3.3 hereof);

WHEREAS, such sales of Common Stock by the Company to the Investor shall be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) or Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made hereunder;

WHEREAS, the Parties are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall agree to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by the Investor, upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement and its obligation to purchase shares of Common Stock from the Company upon the terms and subject to the conditions set forth in this Agreement, the Company shall cause its Transfer Agent to issue to the Investor the Commitment Shares pursuant to and in accordance with Section 2.4 and upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in Annex I hereto or as otherwise set forth in this Agreement.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1 Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of: (a) $100,000,000 in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the amount thereof, the “Total Commitment”); and (b) the Exchange Cap, to the extent applicable under Section 3.3 (such lesser amount of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices in the form attached as Exhibit B hereto and as provided in Article III.

Section 2.2 Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon: (a) the payment of the Investor Expense Reimbursement to the Investor at or prior to the Closing pursuant to Sections 7.1 and 10.1(a); (b) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto; and (c) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1, to the offices of Stradling Yocca Carlson & Rauth LLP, 660 Newport Center Drive, Newport Beach, California 92660, at 4:00 p.m., New York City time, or at such other time as the Parties may agree, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period the Company, in its sole and absolute discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase. The payment for, against simultaneous delivery of, the Shares in respect of each VWAP Purchase shall occur in accordance with Section 3.2, provided that all of the conditions precedent in Article VII shall have been fulfilled at the applicable times set forth in Article VII.

Section 2.3 Initial Public Announcement and Required Filings. The Company shall, within the time period required under the Exchange Act, file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents, including, without limitation, attaching as exhibits thereto copies of each of this Agreement, the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement by the Company (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments. From and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company, or any of its officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than fifteen (15) calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the SEC the Initial Registration Statement and any Subsequent Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 5:30 p.m. New York City time on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any Subsequent Registration Statement (or any post-effective amendment thereto), the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with resales of the Registrable Securities by the Investor pursuant to such Registration Statement (or post-effective amendment thereto).

Section 2.4 Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement and its obligation to purchase shares of Common Stock from the Company on the terms and subject to the conditions set forth in this Agreement, on the Effective Date, the Company shall deliver irrevocable instructions to its Transfer Agent to electronically issue to the Investor or its designee(s) the Commitment Shares as DWAC Shares, such that the Commitment Shares are credited to the Investor’s or its designee’s specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST)

Program not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, all of which Commitment Shares shall be registered for resale under the Securities Act pursuant to the Initial Registration Statement and the Investor shall be permitted to utilize the Prospectus therein to resell the Securities, including but not limited to the Commitment Shares, included in such Prospectus, and all of which shall be freely tradable and transferable and without restriction on resale, without restrictive legend, and without any stop transfer instructions maintained against the transfer thereof. For the avoidance of doubt, the Company shall become obligated to issue all of the Commitment Shares pursuant to the terms of this Agreement upon the consummation of the Closing and effective as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. For the avoidance of doubt, notwithstanding that the Commitment Shares shall be issued on the Effective Date, all Commitment Shares shall be fully earned by the Investor upon the consummation of the Closing and effective as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

ARTICLE III

PURCHASE TERMS

Subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VII, the Parties agree as follows:

Section 3.1 VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (such event, the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3 and in this Section 3.1, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a VWAP Purchase Notice on a VWAP Purchase Exercise Date to purchase the applicable VWAP Purchase Share Amount, not to exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor (as confirmed in the applicable VWAP Purchase Confirmation and based upon the Company’s election to use a One-Day VWAP Purchase Valuation Period or Three-Day VWAP Purchase Valuation Period) in accordance with this Agreement (each such purchase, a “VWAP Purchase”). The Company may deliver to the Investor a VWAP Purchase Notice on a VWAP Purchase Exercise Date, provided that: (a) the Company may not deliver more than one (1) VWAP Purchase Notice to the Investor on any single Trading Day; (b) the Company may not deliver to the Investor a VWAP Purchase Notice until the termination of the applicable VWAP Purchase Valuation Period for a prior VWAP Purchase Notice delivered by the Company to the Investor; and (c) all Shares subject to all prior VWAP Purchase Notices (as applicable) delivered by the Company to the Investor pursuant to this Agreement (if any) have theretofore been received by the Investor or its Broker-Dealer as DWAC Shares. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then-permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount in such VWAP Purchase. At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the termination of the applicable VWAP Purchase Valuation Period for each VWAP Purchase (the “VWAP Purchase Date”), the Investor shall provide to the Company a written confirmation for such VWAP Purchase setting forth the applicable VWAP Purchase Share Amount and the applicable VWAP Purchase Price (both on a per Share basis and the total aggregate VWAP Purchase Price to be paid by the Investor for such applicable VWAP Purchase Share Amount) for such VWAP Purchase (each, in the form attached as Exhibit C hereto, a “VWAP Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period.

Section 3.2 Settlement. The payment for, against simultaneous delivery of, Shares in respect of each VWAP Purchase shall be settled on the applicable VWAP Purchase Date for such VWAP Purchase. For each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of: (a) the total number of Shares purchased by the Investor in such VWAP Purchase (as confirmed in the applicable VWAP Purchase Confirmation); and (b) the applicable VWAP Purchase Price for such Shares (as confirmed in the applicable VWAP Purchase Confirmation), in each case as full payment for such Shares, via wire transfer of immediately available funds on the same Trading Day that the Investor receives such Shares as DWAC Shares in accordance with this Agreement, if all of such Shares are so received by the Investor before 1:00 p.m., New York City time, or, if such Shares are received by the Investor after 1:00 p.m., New York City time, then payment therefor shall be made on the Trading Day immediately following the Trading Day on which the Investor has received all of such Shares as DWAC Shares. If the Company or the Transfer Agent shall fail for any reason, other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions, to electronically transfer any Shares as DWAC Shares in respect of a VWAP Purchase within two (2) Trading Days following the receipt by the Company of the applicable purchase price therefor in compliance with this Section 3.2, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company in respect of such VWAP Purchase, then the Company shall, within two (2) Trading Days after the Investor’s request, either: (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate; or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares to be purchased by the Investor in connection with such VWAP Purchase. The Company shall not issue any fraction of a share of Common Stock upon any VWAP Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

Section 3.3 Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 3.3(c), and unless stockholder approval of a waiver of the Exchange Cap (as defined below) is obtained, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 1,390,443 (representing 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares, the “Exchange Cap”).

(b) [Reserved.]

(c) At-Market Transaction. Notwithstanding Section 3.3(a), the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, to the extent that (and only for so long as) the Average Price shall equal or exceed the Minimum Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless stockholder approval of a waiver of the Exchange Cap is obtained).

(d) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in: (i) a violation of the Securities Act; or (ii) a breach of the rules of the Trading Market. The provisions of this Section 3.3 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The limitations contained in this Section 3.3 may not be waived by the Company or the Investor.

Section 3.4 Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the then-issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). If the Company issues a VWAP Purchase Notice with respect to any VWAP Purchase that would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Beneficial Ownership Limitation, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such VWAP Purchase Notice, together with all shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would exceed the Beneficial Ownership Limitation. Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next Trading Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. Upon delivery of a written notice to the Company, the Investor may from time to time increase or decrease the Beneficial Ownership Limitation to any other amount of Common Stock not in excess of 9.99% of the then-issued and outstanding shares of Common Stock as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation shall not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. The provisions of this Section 3.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to correct this Section 3.4 (or any portion of this Section 3.4) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained in this Section 3.4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 3.4 may not be waived by the Company or the Investor, except as expressly provided for in this Section 3.4.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1 Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2 Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its board of managers (or similar governing body) or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor, and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement, and the consummation by the Investor of the transactions contemplated hereby and thereby, do not and shall not: (a) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments; (b) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound; (c) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound; or (d) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (b), (c) and (d) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4 Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

Section 4.5 Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6 Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7 Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the SEC Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Section 7.1(d) and Section 7.2(p)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of the Securities hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9 No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.10 Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock (other than the Commitment Shares) or securities exercisable for or convertible into shares of Common Stock, and during the Restricted Period, Investor will not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Securities that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase, as applicable, if the Company or its Transfer Agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase, as applicable, to the Investor on the applicable VWAP Purchase Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement.

Section 4.11 No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any: (a) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock; or (b) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 4.12 Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” with respect to Registrable Securities in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13 Resales of Securities. The Investor represents, warrants and covenants that it shall resell the Securities only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1 Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 5.2 Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s board of directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3 Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the SEC Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the SEC Documents, this Agreement, and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the SEC Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any outstanding shares of the capital stock of the Company. The offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Company issued between January 1, 2023 and the Commencement Date complied, in all material respects, with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the SEC Documents, there are no securities or instruments containing anti-dilution or similar provisions that shall be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the SEC true and correct copies of the Company’s certificate of incorporation as in effect on the Closing Date (the “Charter”), and the Company’s bylaws as in effect on the Closing Date (the “Bylaws”).

Section 5.4 Issuance of Securities. The Commitment Shares to be issued in consideration for the Investor’s execution and delivery of this Agreement, and the Shares to be issued pursuant to VWAP Purchases under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice, shall be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice, duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued and sold to the Investor in accordance with this Agreement, and the

Shares, when issued and sold against payment therefor in accordance with this Agreement, shall, in each case, be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock with respect thereto. An aggregate of 1,390,443 shares of Common Stock have been duly authorized and reserved by the Company for issuance and sale to the Investor as Shares pursuant to VWAP Purchases under this Agreement.

Section 5.5 No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not: (a) result in a violation of any provision of the Charter or Bylaws; (b) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound; (c) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject; or (d) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (b), (c) and (d) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Registration Rights Agreement, the SEC Documents and as required under the Securities Act and any applicable state securities laws or rules of the Trading Market, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6 SEC Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) Except as set forth in the SEC Documents, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents for the twelve (12) months preceding the date of this Agreement. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the SEC Documents filed with or furnished to the SEC by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the SEC under Section 13(a) or Section 15(d) of the Exchange Act. As of the date of this Agreement, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the SEC. As of its filing date, each SEC Document filed with or furnished to the SEC prior to the Closing Date (including, without limitation, the IPO Registration Statement) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the SEC, on the date it is declared effective by the SEC, on each VWAP Purchase Exercise Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date, on each VWAP Purchase Exercise Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each SEC Document (other than the Initial Registration Statement or any Subsequent Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the SEC after the Closing Date and incorporated by reference in the Initial Registration Statement or any Subsequent Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the SEC and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the SEC relating to the SEC Documents filed with or furnished to the SEC as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the SEC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present, in all material respects, the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; all non-GAAP financial information included or incorporated by reference in the SEC Documents complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and, except as disclosed in the SEC Documents, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s Knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the SEC Documents.

(c) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in the internal control over financial reporting (other than as set forth in the SEC Documents). Except as set forth in the SEC Documents, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company.

(d) To the Company’s Knowledge, BPM LLP (the “Auditor”), which has expressed its opinion with respect to the consolidated financial statements and schedules as of and for each of the years ended December 31, 2024 and 2023, is (i) an independent public accounting firm within the meaning of the Securities Act; (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)); and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(e) There is no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company.

Section 5.7 Subsidiaries. The SEC Documents set forth each Subsidiary of the Company as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Closing Date.

Section 5.8 No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed or incorporated by reference in the SEC Documents, since December 31, 2024: (a) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (b) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that disclosed or incorporated by reference in the SEC Documents; (c) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (d) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (e) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

Section 5.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed or incorporated by reference in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since December 31, 2024, and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.10 No Undisclosed Events or Circumstances. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), that, under applicable law, rule or regulation, requires public disclosure or announcement by the Company at or before the Closing but which has not been so publicly announced or disclosed, which has not been disclosed or incorporated by reference in the SEC Documents, except for events or circumstances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.11 Indebtedness; Solvency. Except to the extent disclosed or incorporated by reference in the SEC Documents, Schedule 5.11 attached hereto sets forth, as of the Closing Date, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 5.12 Title To Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company, in each case, free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the SEC Documents.

Section 5.13 Actions Pending. There are no legal or governmental proceedings pending or, to the Knowledge of the Company, threatened to which the Company or any of its Subsidiaries are a party or to which any of the properties of the Company or any of its Subsidiaries is subject: (a) other than proceedings accurately described in all material respects in the SEC Documents and proceedings that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement and the Registration Rights Agreement or to consummate the transactions contemplated by the Transaction Documents; or (b) that are required to be described in the SEC Documents and are not so described.

Section 5.14 Compliance With Law; Compliance with Continued Listing Standards. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries shall conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, the Company has not received any notice of any continuing failure to maintain requirements for continued listing or quotation of its Common Stock on an applicable Trading Market or in violation of any of the rules, regulations or requirements of any applicable Trading Market, other than as disclosed to the Investor (including any intended changes with respect to another applicable Trading Market in connection with any failure to maintain such requirements).

Section 5.15 Certain Fees. Except as provided in this Agreement and the other Transaction Documents, no brokerage or finder’s fees or commissions are or shall be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor shall rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 5.17 Operation of Business.

(a) The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the SEC Documents. This Section 5.17(a) does not relate to environmental matters, such items being the subject of Section 5.18.

(b) The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights owned by the Company or any Subsidiary has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except for Intellectual Property Rights at the end of their natural term or where such action would not reasonably be expected to have a Material Adverse Effect. Other than as specifically described in the SEC Documents, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any Knowledge that the Company’s products or planned products as described in the SEC Documents violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights owned by the Company or any Subsidiary are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.18 Environmental Compliance. The Company and its Subsidiaries: (a) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (b) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of clause (a), (b) and (c) above, the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.19 Material Agreements. The Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto, are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect.

Section 5.20 Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company, and, to the Knowledge of the Company, none of the Company’s stockholders, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related-party transaction pursuant to Item 404 of Regulation S-K.

Section 5.21 Employees; Labor Laws. No material labor dispute with the employees of the Company exists, except as described in the SEC Documents, or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

Section 5.22 [Reserved.]

Section 5.23 [Reserved.]

Section 5.24 Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each: (a) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject as and when due subject to any applicable extensions; (b) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations; and (c) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the Knowledge of the Company, the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

Section 5.25 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 5.26 Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the

Securities Act pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreements of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Section 4.9 through Section 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and shall not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor shall any such securities be subject to stop transfer instructions.

Section 5.27 No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.28 No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, none of the Company, its Subsidiaries, or any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, sold, offered for sale, or solicited any offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which shall be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the Securities Act or under any applicable stockholder approval provisions, including, without limitation, under the listing rules of the Trading Market. Except in accordance with the requirements of the Registration Rights Agreement, none of the Company, its Subsidiaries, their Affiliates, nor any Person acting on their behalf shall take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

Section 5.29 Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to the terms of a VWAP Purchase in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.30 Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has: (a) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities; (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates shall during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf shall during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.31 Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the SEC and at the time it is declared effective by the SEC, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices.

Section 5.32 Listing and Maintenance Requirements; DTC Eligibility. As of the Closing Date, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as set forth in the SEC Documents, the Company has not received notice from the Trading Market or any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market or Eligible Market, as applicable. Except as set forth in the SEC Documents, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in the DTC book entry system and may be transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 5.33 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.34 No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the Knowledge of the Company, any employee, agent, representative or Affiliate of the Company, has taken within the past five years any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to the Company); and the Company and its Subsidiaries have conducted their respective businesses within the past five (5) years in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

Section 5.35 Money Laundering Laws. The operations of the Company are and have been conducted at all times within the past five (5) years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money

Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 5.36 OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s Knowledge, any agent, Affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is: (a) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); nor (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries shall, directly or indirectly, use the proceeds from the sale of Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that shall result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 5.37 U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 5.38 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 5.39 Information Technology; Compliance With Data Privacy Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology equipment, computers, systems, networks, hardware, software, websites, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as reasonably required to operate the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other malicious code. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to protect their material confidential information and the integrity, continuous operation, and security of all IT Systems and Personal Data used in connection with their businesses. “Personal Data” means any information about an individual person that would enable the Company, either alone or in combination with other information, to identify a natural person. Within the past five (5) years, neither the Company nor its Subsidiaries have experienced a material information security incident except for those that have been remedied without causing a Material Adverse Effect or a legal obligation to notify any other Person. The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws of jurisdictions where the Company and its Subsidiaries conduct business (collectively, the “Privacy Laws”). Neither the Company nor any Subsidiary: (a) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Privacy Law, and the Company has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (b) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (c) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law, that would reasonably be expected to have a Material Adverse Effect.

Section 5.40 No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.41 Stock Option Plans. Each stock option granted by the Company was granted (a) in accordance with the terms of the applicable equity incentive plan of the Company and (b) with an exercise price equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their financial results or prospects.

Section 5.42 Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

ARTICLE VI

COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one Party are for the benefit of the other Party, that during the period commencing on the Closing Date and expiring on the date this Agreement is terminated pursuant to Article VIII or such other period as may be expressly set forth below with respect to a particular covenant (and, with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1 Securities Compliance. The Company shall notify the SEC and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2 Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect (a) the issuance and delivery of all Commitment Shares to be issued and delivered to the Investor under Section 2.4 hereof within the time period specified in Section 2.4; and (b) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (b), at least prior to the delivery by the Company to the Investor of each VWAP Purchase Notice in connection with such VWAP Purchase (collectively, the “Required Reserve Amount”). Without limiting the generality of the foregoing: (a) as of the Trading Day on which the Initial Registration Statement is initially filed by the Company with the SEC (and in no event later than the Filing Deadline with respect to the Initial Registration Statement as set forth in the Registration Rights Agreement), the Company shall have reserved, out of its authorized and unissued Common Stock, a sufficient number of shares of Common Stock solely for the purpose of issuing all of the Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 2.4 hereof within the time period specified in Section 2.4 hereof, and (ii) as of the Closing Date the Company shall have reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Common Stock, 1,390,443 shares of Common Stock solely for the purpose of effecting VWAP Purchases under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company may, but shall not be required to, take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares of Common Stock is sufficient to meet the Required Reserve Amount and in the event the Company does not elect to take such action it shall be prohibited from delivering any VWAP Purchases under this Agreement until such time as the number of shares of Common Stock authorized and reserved for issuance is sufficient to meet the Required Reserve Amount.

Section 6.3 Registration and Listing. During the Investment Period, the Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased or acquired by the Investor hereunder on the Trading Market (or another Eligible Market) and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of FINRA and the Trading Market (or another Eligible Market, as applicable). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market (or another Eligible Market, as applicable). If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, the Company shall promptly (and in any case within twenty-four (24) hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

Section 6.4 Compliance with Laws.

(a) During the Investment Period, the Company shall comply, and cause each Subsidiary to comply, with (i) all laws, rules and regulations applicable to the business sand operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect; and (ii) applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market or Eligible Market, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect.

(b) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws, in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

Section 6.5 Due Diligence.

(a) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Company’s right to deliver to the Investor any VWAP Purchase Notice or the settlement thereof

Section 6.6 No Frustration; No Variable Rate Transactions.

(a) No Frustration. During the period commencing on the Closing Date and expiring on the earlier of (i) the date on which this Agreement is terminated pursuant to Article VIII and (ii) the date that is the twenty-four (24)-month anniversary of the Effective Date (it being hereby acknowledged and agreed that such term may not be extended by the Parties), the Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Commitment Shares to the investor not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, and (ii)

the Shares to the Investor in respect of a VWAP Purchase not later than the applicable VWAP Purchase Date. For the avoidance of doubt, nothing in this Section 6.6(a) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(b) No Variable Rate Transactions. During the period commencing on the Closing Date and expiring on the earlier of (i) the twenty-four (24)-month anniversary of the Effective Date and (ii) ninety (90) days following the Closing Date, the Company shall not effect or enter into an agreement to effect any issuance by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance or as set forth in the SEC Documents as of the date of this Agreement. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. Notwithstanding the foregoing provisions of this Section 6.6(b), until such time as this Agreement has been terminated pursuant to Article VIII, the Company shall be permitted to enter into an additional equity line of credit provided that the Company shall not be permitted to issue any securities under any such additional equity line of credit unless:

(i) the maximum discount to the daily VWAP applicable to such sales shall not exceed four percent (4%);

(ii) the maximum number of shares permitted to be sold thereunder on any Trading Day shall not exceed such number of shares of Common Stock as would be issuable in accordance with the VWAP Purchase Maximum Amount as defined herein;

(iii) the Company shall not deliver, and shall not be permitted to deliver, any purchase notice or equivalent instruction under such other agreement on any Trading Day on which the Company has delivered a VWAP Purchase Notice to the Investor hereunder through and including the later of the (A) VWAP Purchase Date and (B) the date on which the Investor has received all of such Shares as DWAC Shares (or, in lieu of such DWAC Shares, has received the Cover Price from the Company therefor); and

(iv) such arrangement does not include economic or structural rights that are more favorable to the counterparty thereto than those provided to the Investor under this Agreement, including with respect to the payment of a commitment fee or issuance of commitment shares, issuance of warrants, or grant of termination rights or resale registration rights.

Section 6.7 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8 Fundamental Transaction. If a VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with the terms and conditions of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares issuable pursuant to the VWAP Purchase to which such VWAP Purchase Notice, respectively, relates.

Section 6.9 Selling Restrictions.

(a) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly: (i) engage in any Short Sales involving the Company’s securities; or (ii) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (a) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (b) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is or may be obligated to purchase under a pending VWAP Purchase Notice but has not yet taken possession of so long as such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such VWAP Purchase Notice (as applicable) to the purchaser thereof or the applicable Broker-Dealer.

(b) In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by Section 6.9(a)), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act, including Regulation SHO, and all orders of any regulatory authority applicable to any Restricted Person.

Section 6.10 Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each Subsequent Registration Statement filed with the SEC under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11 Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to: (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11; (b) subject itself to general taxation in any such jurisdiction; or (c) file a general consent to service of process in any such jurisdiction.

Section 6.12 Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor): (a) the Investor shall promptly provide written notice of such breach to the Company; and (b) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within twenty-four (24) hours following demand therefor by the

Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13 Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company, and a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and its Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14 Disclosure Schedule.

(a) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(a) and Section 7.3(a) (to the extent such condition set forth in Section 7.3(a) relates to the condition in Section 7.2(a) as of a specific VWAP Exercise Purchase Date). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(b) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15 Delivery of Bring-Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following:

(a) the end of each PEA Period, if the Company is required under the Securities Act to file with the SEC (i) a post-effective amendment to the Initial Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement; (ii) a Subsequent Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(c) of the Registration Rights Agreement; or (iii) a post-effective amendment to a Subsequent Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement; and

(b) the date the Company files with the SEC (i) a Prospectus Supplement to the Prospectus contained in the Initial Registration Statement or any Subsequent Registration Statement under the Securities Act; (ii) an Annual Report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date; (iii) an amendment on Form 10-K/A to an Annual Report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K; and (iv) a SEC Document under the Exchange Act (other than those referred to in clauses (b)(i) and (b)(ii) of this Section 6.15 and other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any Subsequent Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any Subsequent Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the SEC of a Quarterly Report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of the foregoing clause (b)), in each case of the foregoing clause (b), if the Company is not also then required under the Securities Act to file a post-effective amendment to the Initial Registration Statement, any Subsequent Registration Statement or a post-effective amendment to any Subsequent Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of the foregoing clause (b), not more than once per calendar quarter, the Company shall: (A) deliver to the Investor a Compliance Certificate, dated such date; and (B) cause to be furnished to the Investor an opinion “bring down” from outside counsel to the Company substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such opinion, a “Bring-Down Opinion”).

ARTICLE VII

CONDITIONS TO CLOSING AND CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES

Section 7.1 Conditions to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date:

(a) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement: (i) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date; and (ii) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement: (i) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date; and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(c) Payment of Investor Expense Reimbursement; Acknowledgement of Obligation to Issue Commitment Shares. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date hereof, the Investor Expense Reimbursement in accordance with Section 10.1(a). The Investor Expense Reimbursement shall be fully earned and non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Effective as of the Closing Date, the Company shall be obligated to deliver, not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, a certificate or book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company not later than two (2) Trading Days prior to the Effective Date), in consideration for the Investor’s execution and delivery of this Agreement, which certificate or book-entry statement shall be delivered to the Investor by overnight courier (or by email) at its address set forth in Section 10.4 hereof.

(d) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the Parties shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of the Transaction Documents, the Investor’s counsel shall have received: (i) the opinions of outside counsel to the Company, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement; (ii) a customary “comfort letter” provided by BPM LLP (the “Auditor”) or a successor independent registered public accounting firm for the Company, as applicable, dated the Closing Date and addressed to the Investor, in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement (the “Initial Comfort Letter”); and (iii) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit D hereto.

Section 7.2 Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement: (i) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date; and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(c) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC, and the Investor shall be permitted to utilize the Prospectus therein to resell (i) all of the Commitment Shares and (ii) all of the Shares included in such Prospectus.

(d) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (iii) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(e) Other SEC Filings. The Current Report and the Form D shall have been filed with the SEC as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the SEC prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the SEC.

(f) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the SEC, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(g) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(h) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(i) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(j) Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market as of the Commencement Date, subject only to notice of issuance.

(k) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(l) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law: (i) commenced a voluntary case; (ii) consented to the entry of an order for relief against it in an involuntary case; (iii) consented to the appointment of a Custodian of the Company or for all or substantially all of its property; or (iv) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of its property; or (c) orders the liquidation of the Company or any of its Subsidiaries.

(m) Commitment Shares Issued. The Company shall have caused its Transfer Agent to issue and deliver to the Investor, not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, a certificate or book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company not later than two (2) Trading Days prior to the Effective Date), in consideration for the Investor’s execution and delivery of this Agreement, which certificate or book-entry statement shall be delivered to the Investor by overnight courier (or email) at its address set forth in Section 10.4 hereof.

(n) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Transfer Agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Transfer Agent, in each case directing the Transfer Agent to issue to the Investor or its designated Broker-Dealer all of the Commitment Shares and Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(o) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock 1,390,443 shares of Common Stock solely for the purpose of effecting VWAP Purchases under this Agreement.

(p) Opinions and Bring-Down Opinions of Company Counsel. On the Commencement Date, the Investor shall have received the opinions, bring-down opinions and negative assurances from outside counsel to the Company, and a bring-down comfort letter from the Auditor or a successor independent registered public accounting firm for the Company, as applicable, in each case, dated the Commencement Date and in the respective forms thereof mutually agreed to by the Company and the Investor prior to the date of this Agreement.

Section 7.3 Conditions Precedent to VWAP Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at each VWAP Purchase Exercise Date after the Commencement Date.

(a) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in Sections 7.2(a) and (b), and Sections 7.2(g) through (m), shall be satisfied on each VWAP Purchase Exercise Date after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in Sections 7.2(a) and (b) replaced with “applicable VWAP Purchase Exercise Date”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(e).

(b) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the SEC after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date (as applicable) pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the SEC and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell: (i) all of the Commitment Shares; (ii) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable VWAP Purchase Exercise Date (as applicable), respectively; and (iii) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Exercise Date.

(c) Any Required Subsequent Registration Statement Effective. Any Subsequent Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the SEC pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date, in each case shall have been declared effective under the Securities Act by the SEC and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell: (i) all of the Commitment Shares included in such Subsequent Registration Statement; (ii) all of the Shares included in such Subsequent Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable VWAP Purchase Exercise Date (as applicable), respectively; and (iii) all of the Shares included in such Subsequent Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, respectively, to be effected hereunder on such applicable VWAP Purchase Exercise Date.

(d) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any Subsequent Registration Statement or any post-effective amendment to any Subsequent Registration Statement, in each case declared effective by the SEC after the Commencement Date, the Company shall have delivered or caused to be delivered to its Transfer Agent: (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent; and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(e) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (iii) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice, delivered by the Company to the Investor with respect to a VWAP Purchase, to be effected hereunder on such applicable VWAP Purchase Exercise Date, as applicable, and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(f) Other SEC Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the SEC pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date (as applicable), shall have been filed with the SEC in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any Subsequent Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the SEC pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date, shall have been filed with the SEC in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date, shall have been filed with the SEC and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(g) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the SEC, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable VWAP Purchase Exercise Date, as applicable), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(h) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not: (i) exceed the VWAP Purchase Maximum Amount; (ii) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded; or (iii) cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless in the case of this clause (iii), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(i) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior VWAP Purchase Notices as DWAC Shares.

(j) Opinions and Bring-Down Opinions of Company Counsel. The Investor shall have received: (i) all Bring-Down Opinions from the Company’s outside counsel for which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable VWAP Purchase

Exercise Date; and (ii) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable VWAP Purchase Exercise Date, in each case in accordance with Section 6.15.

ARTICLE VIII

TERMINATION

Section 8.1 Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of: (a) the first day of the calendar month immediately following the twenty-four (24)-month anniversary of the Effective Date (it being hereby acknowledged and agreed that such term may not be extended by the Parties); (b) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement; (c) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any other Eligible Market; (d) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (e) the date on which pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2 Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon five (5) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that: (a) the Company shall have paid all fees and amounts to the Investor’s counsel required to be paid pursuant to Section 10.1(a) and issued all Commitment Shares to the Investor pursuant to Section 2.4 of this Agreement, in each case prior to such termination; and (b) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (i) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (ii) a Fundamental Transaction shall have occurred; (iii) the Initial Registration Statement and any Subsequent Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (iv) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive Trading Days or for more than an aggregate of sixty (60) Trading Days in any 365-day period, other than due to acts of the Investor; (v) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3)

consecutive Trading Days; or (vi) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the SEC, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3 Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other Party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either Party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that: (a) the provisions of Article V (Representations and Warranties of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination; and (b) so long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article VI (Covenants) (other than Section 6.6(b)) shall remain in full force and effect notwithstanding such termination until the earlier of (a) six (6) months following such termination and (b) the date on which the Investor no longer holds any Shares. The Investor shall notify the Company not later than one Trading Day following the date on which the Investor has sold, transferred or otherwise disposed of all of the Shares. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any Party shall: (i) become effective prior to the first Trading Day immediately following the settlement date related to any pending VWAP Purchase Notice that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase, and that the Parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Transaction Documents, provided all of the conditions to the settlement thereof set forth in Article VII are timely satisfied); (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination; (iii) affect the Investor Expenses Reimbursement payable to the Investor, all of which fees and expenses shall be non-refundable when paid on the Closing Date pursuant to Section 10.1(a), regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement; (iv) affect the issuance of the Commitment Shares to the Investor pursuant to Section 2.4, which Commitment Shares shall be fully earned and non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other Party of its obligations under the Transaction Documents to which it is a party.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this

Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, actual, reasonable and documented attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to: (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party; or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that: (i) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement; and (ii) the Company shall not be liable under the foregoing clause (b) to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with: (a) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents; or (b) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2 Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party shall notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company shall not relieve the

Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company shall be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but shall not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company shall not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company shall pay the actual, reasonable and documented fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, shall cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company shall not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

ARTICLE X

MISCELLANEOUS

Section 10.1 Certain Fees and Expenses; Commencement Irrevocable Transfer Agent Instructions.

(a) Certain Fees and Expenses. Each Party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall reimburse, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date of this Agreement, the actual, reasonable and documented costs and expenses incurred by the Investor or its Affiliates in connection with the preparation, structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all actual, reasonable and documented legal fees of Stradling Yocca Carlson & Rauth LLP, counsel to the Investor, any other actual, reasonable and documented fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (in an amount not to exceed $60,000 without the prior written consent of the Company, and inclusive of $25,000 previously paid to the Investor as an initial deposit and up to $10,000 to be paid to the Investor pursuant to Section 5 of the Registration Rights Agreement) (such costs and expenses, the “Investor Expense Reimbursement”). The Company shall be responsible for the payment of fees or commissions payable to financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by the Investor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(b) [Reserved.]

(c) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (as applicable the “Transfer Agent”): (i) irrevocable instructions executed by the Company and acknowledged in writing by the Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”); and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Transfer Agent to issue to the Investor or its designee all of the Securities included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any Subsequent Registration Statement or any post-effective amendment to any Subsequent Registration Statement, in each case declared effective by the SEC after the Commencement Date, the Company shall deliver or cause to be delivered to its Transfer Agent: (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent; and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(c) shall be given by the Company to its Transfer Agent with respect to the Securities from and after Commencement, and the Securities covered by the Initial Registration Statement or any post-effective amendment thereof, or any Subsequent Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof.

Section 10.2 Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either Party may be entitled by law or equity.

(b) Each of the Company and the Investor: (i) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement; and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(c) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR: (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3 Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the Parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either Party relative to subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective: (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Scilex Holding Company

960 San Antonio Road

Palo Alto, California 94303

Telephone Number: (650) 516-4310

Email: JShah@scilexholding.com

Attention: Chief Executive Officer and President

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Telephone Number: (650) 320-1804; (650) 320-1895

Email: jeffhartlin@paulhastings.com and

elizabethrazzano@paulhastings.com

Attention: Jeff Hartlin and Elizabeth Razzano

If to the Investor:

Tumim Stone Capital, LLC

2 Wooster Street, 2nd Floor

New York, New York 10013

Telephone Number: (646) 845-0040

Email: eloc@3ifund.com

Attention: Maier Joshua Tarlow

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660-6422

Telephone Number: (949) 725-4000

Email: rwilkins@stradlinglaw.com

Attention: Ryan C. Wilkins, Esq.

Either Party may from time to time change its address for notices by giving at least five (5) calendar days’ advance written notice of such changed address to the other Party.

Section 10.5 Waivers. No provision of this Agreement may be waived by the Parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6 Amendments. No provision of this Agreement may be amended by the Parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both Parties.

Section 10.7 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8 Construction. The Parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” means the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10 No Third-Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the Parties and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12 Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that: (a) the provisions of Article V (Representations and Warranties of the Company), Article VIII (Termination), Article IX (Indemnification), and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination; and (b) so long as the Investor owns any Shares, the covenants and agreements of the Company and the Investor contained in Article VI (Covenants) (other than Section 6.6(b)), shall remain in full force and effect notwithstanding such termination for a period of six months following such termination.

Section 10.13 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14 Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure: (a) contained in periodic reports filed with the SEC under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing; or (b) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby. The Company agrees and acknowledges that its failure to comply with this provision in all material respects constitutes a Material Adverse Effect for purposes of Section 7.2(k).

Section 10.15 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16 Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

COMPANY:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

INVESTOR:

TUMIM STONE CAPITAL, LLC
By: 3i Management, LLC, its Manager

By:	/s/ Maier Joshua Tarlow
Name: Maier Joshua Tarlow
Title: Manager

[Signature Page to Common Stock Purchase Agreement]

Annex I

DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144; provided that, with respect to the Investor, without limitation, any Person owning, owned by, or under common ownership with the Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor shall be deemed to be an Affiliate.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Average Price” means a price per Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing: (a) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (b) the aggregate number of Shares issued pursuant to this Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.4.

“BHCA” shall have the meaning assigned to such term in Section 5.38.

“Bloomberg” means Bloomberg, L.P. or its affiliates, successors, and assigns.

“Bring-Down Opinion” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Bylaws” shall have the meaning assigned to such term in Section 5.3.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the foregoing do not apply, the last trade price for the Common Stock in the over-the-

counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.23 hereof.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(c).

“Commitment Shares” means 150,000 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock in book-entry form (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Closing Date).

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(b).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Cover Price” shall have the meaning assigned to such term in Section 3.2.

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disclosure Schedule” shall have the meaning assigned to such term in the introductory paragraph to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.40.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.32.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are: (a) issued in electronic form; (b) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof; and (c) timely credited by the

Company to the Investor’s or its designated Broker-Dealer at which the account or accounts to be credited with the Shares being purchased by Investor are maintained specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any Subsequent Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any Subsequent Registration Statement (or any post-effective amendment thereto) is declared effective by the SEC.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means the Trading Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any nationally recognized successor to any of the foregoing).

“Employee Plans” shall have the meaning assigned to such term in Section 5.23.

“Environmental Laws” shall have the meaning assigned to such term in Section 5.18.

“ERISA” shall have the meaning assigned to such term in Section 5.23.

“ERISA Affiliate” shall have the meaning assigned to such term in Section 5.23.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Evaluation Date” shall have the meaning assigned to such term in Section 5.6(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.3 hereof.

“Exempt Issuance” means the issuance of, or entry in, as applicable: (a) Common Stock, options or other equity incentive awards to employees, officers, directors, consultants or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s board of directors or a majority of the members of a committee of the board of directors established for such purpose; (b) (i) any Securities issued to the Investor pursuant to this Agreement, (ii) any securities issued upon the exercise, exchange, or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor or any of its Affiliates at any time, or (iii) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (iii) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities; (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s board of directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) the transactions as set forth in Schedule 6.6(b).

“FCPA” shall have the meaning assigned to such term in Section 5.34.

“Federal Reserve” shall have the meaning assigned to such term in Section 5.38.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Fundamental Transaction” means (a) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) fifty percent (50%) of the outstanding shares of Common Stock, (y) fifty percent (50%) of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least fifty percent (50%) of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least fifty percent (50%) of the outstanding shares of Common Stock, (y) at least fifty percent (50%) of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least fifty percent (50%) of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (b) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Agreement calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (c) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“Hazardous Materials” shall have the meaning assigned to such term in Section 5.18.

“Indebtedness” shall have the meaning assigned to such term in Section 5.11.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 5.17(b).

“Investment Period” means the period commencing on the Effective Date of the Initial Registration Statement and expiring on the date this Agreement is terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(a) hereof.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.40.

“IT Systems” shall have the meaning assigned to such term in Section 5.39.

“Knowledge” means the actual knowledge of either of (a) the Company’s Chief Executive Officer, and (b) the Company’s Chief Financial Officer, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means (a) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (b) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (c) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under the Transaction Documents; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (i) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (iii) any effect of the announcement of, or the consummation of the transactions contemplated by, the Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (iv) changes arising in connection with earthquakes, pandemics, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such pandemic, hostilities, acts of war, sabotage or terrorism or military actions existing as of the Closing Date; (v) any action taken by the Investor with respect to the transactions contemplated by this Agreement; and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Material Agreements” means any written contract, instrument, agreement commitment, obligation, plan, or arrangement, a copy of which is filed as an exhibit to any SEC Document.

“Minimum Price” means $8.09, representing the lower of (i) Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on the Closing Date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Closing Date), or (ii) the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the Closing Date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Closing Date).

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.35.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(c).

“One-Day VWAP Purchase Valuation Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the one (1) Trading-Day Period immediately following the applicable VWAP Purchase Exercise Date, beginning at the VWAP Purchase Commencement Time for such VWAP Purchase and ending at the applicable VWAP Purchase Termination Time for such VWAP Purchase.

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any Subsequent Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following the Effective Date of such post-effective amendment.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Personal Data” shall have the meaning assigned to such term in Section 5.39.

“Plan” shall have the meaning assigned to such term in Section 5.23.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Failure” shall have the meaning assigned to such term in Section 2.4.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Required Reserve Amount” shall have the meaning assigned to such term in Section 6.2.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(a).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(a).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“Sale Price” means any trade price for a share of Common Stock on the Trading Market, or if the Common Stock is then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(e).

“SEC” means the U.S. Securities and Exchange SEC or any successor entity.

“SEC Documents” means (a) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 2024, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2024, and which hereafter shall be filed with or furnished to the SEC by the Company during the Investment Period, including, without limitation, the Current Report; (b) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto; and (c) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Shares” means the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Subsequent Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Subsidiary” means one or more entities of which any of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

“Three-Day VWAP Purchase Valuation Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the three (3) consecutive Trading-Day Period immediately following the applicable VWAP Purchase Exercise Date, beginning at the VWAP Purchase Commencement Time for such VWAP Purchase and ending at the applicable VWAP Purchase Termination Time for such VWAP Purchase.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” means a full trading day (beginning at 9:30:01 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the Trading Market or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market.

“Trading Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, and each of the other agreements, documents, certificates and instruments entered into or furnished by the Parties in connection with the transactions contemplated hereby and thereby.

“Transfer Agent” shall have the meaning assigned to such term in Section 10.1(c) hereof.

“Variable Rate Transaction” means a transaction in which the Company: (a) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (i) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); (b) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (i) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company; or (c) enters into any agreement, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock as of any Trading Day, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) during the period beginning at 9:30:01 a.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official open (or commencement) of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, and ending at 4:00 p.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official close of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, as reported by Bloomberg through its “AQR” function or, if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg through its “AQR” function for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security on such Trading Day as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Exercise Date, or such other time publicly announced by the Trading Market as the official open (or commencement) of trading on the Trading Market on such Trading Day.

“VWAP Purchase Date” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Exercise Date” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor receives, after 4:00 p.m. New York City time but prior to 6:30 p.m. New York City time on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, such number of shares of Common Stock equal to the lowest of: (a) 100% of the average daily trading volume in the Common Stock on the Trading Market (or, in the event the Common Stock is then listed on an Eligible Market, 100% of the average daily trading volume in the Common Stock on such Eligible Market) for the five (5) consecutive Trading-Day period ending on (and including) the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase;

(b) the product (rounded up or down to the nearest whole number) obtained by multiplying (x) the daily trading volume in the Common Stock on the Trading Market (or an Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (y) 0.40; and (c) the quotient (rounded up or down to the nearest whole number) obtained by dividing (x) $3,000,000 by (y) the VWAP on the Trading Market (or an Eligible Market, as applicable) on the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor on a VWAP Purchase Exercise Date directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor in accordance with this Agreement.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor, which shall equal (a) ninety-six percent (96%) of the lowest daily VWAP during the One-Day VWAP Purchase Valuation Period for such VWAP Purchase, if the Company elects, in its sole discretion and as set forth in the VWAP Purchase Notice, to use the One-Day VWAP Purchase Valuation Period to determine the VWAP Purchase Price, or (b) ninety-seven percent (97%) of the lowest daily VWAP during the Three-Day VWAP Purchase Valuation Period for such VWAP Purchase, if the Company elects, in its sole discretion and as set forth in the VWAP Purchase Notice, to use the Three-Day VWAP Purchase Valuation Period to determine the VWAP Purchase Price, in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Termination Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 4:00 p.m., New York City time, on (a) the first (1st) Trading Day immediately following the applicable VWAP Purchase Exercise Date, provided the Company has elected to use the One-Day VWAP Purchase Valuation Period in the VWAP Purchase Notice, or (b) the third (3rd) consecutive Trading Day immediately following the applicable VWAP Purchase Exercise Date, provided the Company has elected to use the Three-Day VWAP Purchase Valuation Period in the VWAP Purchase Notice, or such other time publicly announced by the Trading Market as the official close of trading on the Trading Market on such first (1st) or third (3rd) consecutive Trading Day, as applicable, immediately following the applicable VWAP Purchase Exercise Date.

“VWAP Purchase Valuation Period” means, as applicable, the One-Day VWAP Purchase Valuation Period or the Three-Day VWAP Purchase Valuation Period.

* * * * *

Exhibit A

REGISTRATION RIGHTS AGREEMENT

Exhibit B

FORM OF VWAP PURCHASE NOTICE

B-1

Exhibit C

FORM OF VWAP PURCHASE CONFIRMATION

C-1

Exhibit D

FORM OF CLOSING CERTIFICATE

D-1

Exhibit E

FORM OF COMPLIANCE CERTIFICATE

E-1

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 22, 2025, is by and between Tumim Stone Capital, LLC, a Delaware limited liability company (the “Investor”), and Scilex Holding Company, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company and the Investor have entered into that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue and sell to the Investor, from time to time as provided therein, and the Investor shall purchase from the Company, up to the lesser of: (a) $100,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); and (b) the Exchange Cap (to the extent applicable under Section 3.3 of the Purchase Agreement), on the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, the Company may issue to the Investor the Commitment Shares, in accordance with the Purchase Agreement; and

WHEREAS, pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain resale registration rights with respect to the Registrable Securities (as defined herein) upon the terms and subject to the conditions as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(p).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York State are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f) “Closing Date” means the date of this Agreement.

(g) “Common Stock” shall have the meaning assigned to such term in the recitals to this Agreement.

(h) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(i) “Company Party” and “Company Parties” shall have the meanings assigned to such terms in Section 6(b).

(j) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

(k) “Effectiveness Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the earlier of (A) the forty-fifth (45th) calendar day after the earlier of (1) the date on which the Initial Registration Statement is filed and (2) the Filing Deadline, and (B) the third (3rd) Trading Day following the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed; and (ii) with respect to any Subsequent Registration Statement that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the forty-fifth (45th) calendar day after the earlier of (1) the date on which such Subsequent Registration Statement is filed and (2) the date on which the Company was required to file such additional Registration Statement, and (B) the third (3rd) Trading Day following the date on which the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed.

(l) “Filing Deadline” means: (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the thirtieth (30th) calendar day after the Closing Date; and (ii) with respect to any Subsequent Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the thirtieth (30th) calendar day following receipt of written notice by the Company from the Investor that substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior Subsequent Registration Statement, as applicable, have been sold by the Investor, or such other date as permitted by the SEC.

(m) “FINRA” shall have the meaning assigned to such term in Section 3(i).

(n) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(o) “Initial Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(p) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(q) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(r) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(s) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(t) “Prospectus” means the prospectus in the form included in a Registration Statement at the time such Registration Statement is declared effective by the SEC under the Securities Act, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(u) “Prospectus Supplement” means any prospectus supplement to a Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(v) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(w) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.

(x) “Registrable Securities” means: (i) all of the Commitment Shares, if any; (ii) all of the Shares; and (iii) any capital stock of the Company issued or issuable with respect to the Commitment Shares or the Shares, including, without limitation, (A) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, and (B) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(f); provided, however, that Registrable Securities do not include any capital stock of the Company that has not been previously registered with the SEC or listed or quoted on any national securities exchanges or trading platform be a Registrable Security.

(y) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(z) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(aa) “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration.

(bb) “Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a delayed or continuous basis.

(cc) “SEC” means the U.S. Securities and Exchange Commission or any successor entity.

(dd) “Staff” shall have the meaning assigned to such term in Section 2(e).

(ee) “Subsequent Registration Statement” shall have the meaning assigned to such term in Section 2(c).

(ff) “Violations” shall have the meaning assigned to such term in Section 6(a).

2.	Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-1 (or any successor form) covering the resale by the Investor of: (i) all of the Commitment Shares, if any; and (ii) the maximum number of additional Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Commitment Shares and other Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall contain the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A and Exhibit B, respectively. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the SEC as soon as reasonably practicable following the filing thereof with the SEC, but in no event later than the applicable Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review, solely on the Investor’s behalf, each Registration Statement filed with the SEC pursuant to this Section 2 (“Legal Counsel”), which shall be Stradling Yocca Carlson & Rauth LLP, or such other counsel as hereafter designated by the Investor. Except as provided under Section 5 of this Agreement and Section 10.1(a) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any legal fees and expenses of the Legal Counsel incurred in connection with the transactions contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, the Company shall use its commercially reasonable efforts to file with the SEC one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable (taking into account any position of the staff of the SEC (“Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the SEC and the rules and regulations of the SEC) (each such additional Registration Statement, a “Subsequent Registration Statement”), but in no event later than the applicable Filing Deadline for such Subsequent Registration Statement(s). The Company shall use its commercially reasonable efforts to cause each such Subsequent Registration Statement to become effective as soon as reasonably practicable following the filing thereof with the SEC, but in no event later than the applicable Effectiveness Deadline for such Subsequent Registration Statement.

(d) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without consulting the Investor and Legal Counsel prior to filing such Registration Statement with the SEC.

(e) Offering. If the Staff or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the SEC does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the SEC has made a final and non-appealable determination that the SEC will not permit such Registration Statement to be so utilized (unless prior to such time the Company has received assurances from the Staff or the SEC that a Subsequent Registration Statement filed by the Company with the SEC promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more Subsequent Registration Statements with the SEC in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

(f) Registrable Securities. Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Security is held by the Company or one of its Subsidiaries; and (iii) the date that is the later of (A) the first (1st) anniversary of the date of termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities by the Company to the Investor pursuant to the Purchase Agreement.

3.	Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a) Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(p) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the SEC, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date as soon as reasonably practicable in accordance with Rule 461 under the Securities Act.

(b) Subject to Section 3(p) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in such Registration Statement. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 9:00 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any Subsequent Registration Statement (or any post-effective amendment thereto), the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any VWAP Purchase are material to the Company (individually or collectively with all other prior VWAP Purchases, the consummation of which have not previously been reported in the Prospectus or in any Prospectus Supplement filed with the SEC under Rule 424(b) under the Securities Act or in any report, statement, schedule or other document filed by the Company with the SEC under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the SEC thereof), in each case as reasonably and mutually determined by the Company and the Investor, then, at or before 9:00 a.m., New York City time, on the first (1st) Trading Day immediately following the VWAP Purchase Date, if a VWAP Purchase Notice was properly delivered to the Investor hereunder, the Company shall file with the SEC a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to the applicable VWAP Purchase(s), disclosing the total number of Shares that are to be (and, if applicable, have been) issued and sold to the Investor pursuant to such VWAP Purchase(s), the estimated total purchase price for the Shares subject to such VWAP Purchase(s) (as applicable), the applicable purchases price(s) for such Shares and the estimated net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all VWAP Purchase(s) consummated during the relevant fiscal quarter and shall file such Quarterly Reports and Annual Reports with the SEC within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement on Form S-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall promptly file such amendments or supplements to the Registration Statement or Prospectus with the SEC for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

(c) The Company shall (i) permit Legal Counsel an opportunity to review and comment upon (A) each Registration Statement at least two (2) Business Days prior to its filing with the SEC and (B) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the SEC, and (ii) shall reasonably consider any comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (x) electronic copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (y) after the same is prepared and filed with the SEC, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits, and (z) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to Legal Counsel to the extent such document is available on EDGAR).

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the SEC, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto (or such other number of copies as the Investor may reasonably request from time to time), (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time), and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR).

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment will be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time, and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market, or (iii) if, despite the Company’s commercially reasonable efforts to satisfy the preceding clauses (i) or (ii) the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, to use its commercially reasonable efforts to arrange for at least two (2) market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall reasonably cooperate with the Investor and any Broker-Dealer through which the Investor proposes to sell its Registrable Securities in effecting a filing with the FINRA pursuant to FINRA Rule 5110 as requested by the Investor. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Investor hereby agrees that it shall cooperate with the Company, its counsel and Transfer Agent in connection with any issuances of the DWAC Shares, and hereby represents, warrants and covenants to the Company that that it will resell such Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. At the time such DWAC Shares are offered and sold pursuant to the Registration Statement, such DWAC Shares shall be free from all restrictive legends and may be transmitted by the Company’s transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

(k) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(p) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve (12)-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor)

confirmation that such Registration Statement has been declared effective by the SEC in such form as requested by the Company’s transfer agent.

(p) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(p)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Investor, suspend Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds twenty (20) consecutive Trading Days or an aggregate of sixty (60) Trading Days in any three hundred sixty-five (365)-day period; and provided, further, the Company shall not effect any such suspension during (A) the first ten (10) consecutive Trading Days after the Effective Date of the particular Registration Statement or (B) the five (5) consecutive Trading-Day period following each VWAP Purchase Date. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Investor and (ii) the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of an Allowable Grace Period and for which the Investor has not yet settled.

4.	Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. The Investor agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) on a date that is not less than five (5) Business Days prior to the filing of each Registration Statement.

(b) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(p) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.	Expenses of Registration.

In connection with any registration, filing or qualification pursuant to Section 2 or Section 3 of this Agreement, the Company agrees to reimburse the Investor for the actual, reasonable and documented fees and disbursements of Legal Counsel incurred by the Investor in connection therewith, in an amount not to exceed $10,000 (such amount to count towards the Investor Expense Reimbursement (as defined in and pursuant to the Purchase Agreement)). Except as provided under the forgoing sentence of this Section 5 and Section 10.1(a) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any expenses of the Investor incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including Legal Counsel fees incurred in connection with the transactions contemplated hereby. All registration, listing and qualification fees, printers and accounting fees incurred by the Company, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.	Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and actual, reasonable and documented attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any actual, reasonable and documented legal fees or other actual, reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibits A, B and C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9 hereof.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Party” and collectively, the “Company Parties”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibits A, B, and C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(c) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any actual, reasonable and documented legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9 hereof.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the actual, reasonable and documented fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (b) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (c) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.	Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (i) six (6) months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect, or (ii) such date as all of the Registrable Securities shall have been resold;

(b) during the Registration Period, use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9.	Assignment of Registration Rights.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.

10.	Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is first filed with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (a) amended other than by a written instrument signed by both parties hereto or (b) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.	Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a VWAP Purchase contained in Article VII of the Purchase Agreement or (ii) any of the Company’s obligations under the Purchase Agreement.

(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof (and in such case, solely for the purposes set forth therein).

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” or comparably commercially recognized electronic or digital format, including any electronic signature complying with the U.S. Electronic Signatures in Global and National Commerce Act of 2000 shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

COMPANY:

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

INVESTOR:

TUMIM STONE CAPITAL, LLC
By: 3i Management, LLC, its Manager

By:	/s/ Maier Joshua Tarlow
Name: Maier Joshua Tarlow
Title: Manager

[Signature Page to Registration Rights Agreement]

Exhibit 10.3

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (the “Agreement”), dated as of July 22, 2025, is by and between Scilex Holding Company, a Delaware corporation with offices located at 960 San Antonio Road, Palo Alto, CA 94303 (the “Company”) and the undersigned (the “Holder”). Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the Tranche B SPA (as defined below).

WHEREAS, prior to the date hereof, the Company issued, severally, certain promissory notes (the “Tranche B Notes”) and warrants to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) in the initial aggregate amount of 7,500,000 shares (not taking into account the Company’s subsequent 1-for-35 reverse stock split, which became effective on April 15, 2025 (the “Reverse Stock Split”) to certain investors (the “Tranche B Holders”) pursuant to that certain Securities Purchase Agreement, dated October 7, 2024 (the “Tranche B SPA”), of which a warrant to purchase shares of Common Stock in the initial aggregate amount of 1,920,000 shares (on a pre-Reverse Stock Split basis, which is currently exercisable for 54,857 shares on a post-Reverse Stock Split basis) is held by the Holder (the “Existing Tranche B Warrant”);

WHEREAS, the Existing Tranche B Warrant was issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-276245) (the “Original Registration Statement”), which registration statement was subsequently converted to a registration statement on Form S-1 to continue the registration of the shares of Common Stock issuable by the Company upon exercise of the Existing Tranche B Warrant (File No. 333-280882) (the Original Registration Statement, as so continued, the “Continuation Registration Statement”) due to the Company’s ineligibility to use a Form S-3;

WHEREAS, in connection with certain transactions contemplated by the Company, the Holder is concurrently providing its consent to such transactions and will exchange (the “Exchange”) the Existing Tranche B Warrants, effective as of and contingent upon the occurrence of the Closing (as defined below), on the basis and subject to the terms and conditions set forth in this Agreement, and in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for a new Tranche B warrant to purchase 256,000 shares of Common Stock with an expiration date of October 8, 2029 and an exercise price of $40.00 per share, the form of which is attached hereto as Annex A (the “New Tranche B Warrant”, and the shares to be issued upon exercise of the New Tranche B Warrant, the “New Warrant Shares”).

WHEREAS, concurrently herewith, the Company has also requested that each of the other Tranche B Holders (other than Oramed) (the “Other Holders”) enter into an agreement in form and substance substantially similar to this Agreement (other than proportional adjustments based on different amounts of Tranche B Warrants held by such Other Holder and reimbursement of legal fees) (the “Other Agreements”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

Section 1 Warrant Exchange; Closing Matters.

(a) Warrant Exchange. On the Closing Date (as defined below), subject to the satisfaction of the conditions to closing set forth below, effective as of and contingent upon the occurrence of the Closing on the basis and subject to the terms and conditions set forth in this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer all of such Holder’s rights, title and interest in and to the Existing Tranche B Warrant (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company, in exchange for the New Tranche B Warrant, which shall be issued and delivered by the Company to the Holder (or its designee) at the address for delivery set forth on the signature page of the Holder attached hereto. From and after the Closing Date and concurrent consummation of the Exchange, the Existing Tranche B Warrant shall: (A) be deemed cancelled; (B) have no force or effect; and (C) no longer constitute an outstanding security of the Company or entitle the Holder to any rights with respect to any of the Company’s securities. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange (and cancellation) of the Existing Tranche B Warrant and issuance of the New Tranche B Warrant.

(b) Closing. Subject to the conditions set forth in Section 1(c) and Section 1(d) below, the transactions contemplated hereby (including the Exchange) (the “Transactions”) shall take place via the electronic exchange of documents, securities and signatures, no later than two (2) Business Days after the date hereof (or at such other time and place as the Company and the Holder mutually agree) (the “Closing” and the “Closing Date”).

(c) Conditions to the Holder’s Obligations at the Closing. The obligation of the Holder to consummate the Transactions is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or on the Closing Date, of each of the following conditions:

(i) The Company shall have duly executed and delivered to the Holder each of the Exchange Documents (as defined below) to which it is a party, and the Company shall have duly executed and delivered to the Holder the New Tranche B Warrant.

(ii) The Company shall have delivered to such Holder a certificate, in the form acceptable to such Holder, executed by the Secretary of the Company dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s board of directors (the “Company Board”) in a form reasonably acceptable to such Holder approving the transactions contemplated hereby, (ii) the Certificate of Incorporation (as defined below) and (iii) the bylaws of the Company, each as in effect at the Closing.

(iii) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

(iv) The New Warrant Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) except as otherwise disclosed in the SEC Documents (as defined below) with respect to the Principal Market, shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC

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or the Eligible Market have been threatened, as of the Closing Date, in writing by the SEC or the Eligible Market.

(v) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the New Tranche B Warrant, including without limitation, those required by the Principal Market, if any.

(vi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated hereby.

(vii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect (as defined below).

(viii) The Company shall have filed a Listing of Additional Shares Notification Form with the Principal Market, if required under Nasdaq listing rules.

(ix) The transfer agent of the Company, the Holder and the Company shall have duly executed and delivered an irrevocable transfer agent instruction letter in a form reasonably acceptable to the Holder.

(x) The Company shall have paid Kelley Drye & Warren LLP the Legal Fee Amount in accordance with Section 9(f) below.

(xi) The Company shall have delivered to such Holder such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Holder or its counsel may reasonably request.

(d) Conditions to the Company’s Obligations to the Closing. The obligation of the Company to consummate the Transactions is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(i) The representations and warranties of the Holder set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

(ii) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(iii) All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

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(iv) As soon as commercially practicable following the Closing Date, the Holder shall deliver the original certificate evidencing the Existing Tranche B Warrant for cancellation on the Company’s books and records (or a duly executed and delivered lost warrant affidavit in form and substance reasonably acceptable to the Company).

Section 2 Representations and Warranties. In order to induce the Holder to enter into this Agreement, the Company hereby represents and warrants as of the date hereof that:

(a) Organization and QualificationSection 3 . Each of the Company and each of its Subsidiaries (a defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified to conduct their respective businesses and is in good standing (to the extent applicable) as a foreign corporation or other entity in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons (as defined below) set forth on Schedule 2(a), the Company has no Subsidiaries. “Subsidiaries” means one or more entities of which any of the capital stock or share capital or other equity or voting securities are Controlled (as defined below) or owned, directly or indirectly, by the respective Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”; provided, that after the time of consummation of the Semnur Merger (as defined in the Tranche B Notes), “Subsidiary” and “Subsidiaries” shall each exclude the Excluded Subsidiaries (as defined in the Tranche B Notes). Notwithstanding anything to the contrary herein, any reference to “Subsidiary”, “subsidiary” or “Qualified Subsidiary” used herein or in any Transaction Document shall be deemed to expressly exclude Scilex Bio, Inc., a Delaware corporation or any of its subsidiaries. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

(b) Authorization and Binding Obligation. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the New Tranche B Warrant and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated hereby (collectively, the “Exchange Documents”) and to consummate the transactions contemplated hereby (including, without limitation, the issuance of the New Tranche B Warrant in accordance with the terms hereof and thereof). As of the Closing Date, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the New Tranche B Warrant and the reservation for issuance and issuance of New Warrant Shares issuable upon exercise of the New Tranche B Warrant will have been duly authorized by the Company Board and no further filing, consent, or authorization will be required by the Company, the Company Board or the Company’s stockholders. This Agreement has been and, as of the Closing Date, the New Tranche B Warrant will have been, duly executed

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and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c) Issuance of New Securities. As of the Closing Date, the issuance of the New Tranche B Warrants will be duly authorized and, upon exercise in accordance with the terms of the New Tranche B Warrant, the New Warrant Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof. By virtue of Section 3(a)(9) under the Securities Act, the New Warrant Shares (assuming a cashless exercise of the New Tranche B Warrant) will have a Rule 144 of the Securities Act (“Rule 144”) holding period that will be deemed to have commenced as of the date of the original issuance of the Existing Tranche B Warrant to the Holder. The New Warrant Shares (assuming (i) a cashless exercise of the New Tranche B Warrant and (ii) the Holder is not an affiliate of the Company) shall be freely tradeable by the Holder and shall be issued without any restricted legend. The Holder of the New Exchange Warrants shall be entitled to all rights accorded to a holder of shares of Common Stock. No commission or other remuneration has been paid by the Holder to the Company in connection with the Exchange or any transactions contemplated hereby.

(d) No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations), any court, governmental agency or any regulatory or self-regulatory agency (other than such filings as may be required by the Principal Market) or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or the New Tranche B Warrant, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(e) SEC Documents; Financial Statements. Since November 11, 2022, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), except as disclosed in the SEC Documents. The Company has delivered or has made available to Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material

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respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Holder, which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(f) Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business.

(g) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made or would reasonably be expected to have a Material Adverse Effect.

(h) Transactions With Affiliates. None of the officers, directors of the Company or any Affiliate of any such officer or director or any Subsidiary, and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary, is presently, a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)), nor does any such Person receive income from any source other than

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the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Company Board).

(i) Equity Capitalization.

(i) Definitions:

(A) “Preferred Stock” means the Company’s preferred stock, $0.0001 par value per share, the terms of which have been and may be designated by the Company Board in a certificate of designations.

(C) “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 740,000,000 shares of Common Stock, of which, 6,955,694 are issued and outstanding and 15,158,941 shares are reserved for issuance pursuant to Common Stock Equivalents (as defined above) (other than the New Tranche B Warrant and shares previously reserved for the Existing Tranche B Warrant) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 45,000,000 shares of Preferred Stock, 29,057,097 of which are issued and outstanding and have been designated as Series A Preferred Stock, and 5,000,000 of which have been designated as Series 1 Mandatory Exchangeable Preferred Stock but none of which have been issued as of the date hereof.

(iii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable. Schedule 2(i)(iii)(A) sets forth the number of shares of Common Stock that are reserved for issuance pursuant to Common Stock Equivalents (other than the New Tranche B Warrant and shares previously reserved for the Existing Tranche B Warrant). Except as set forth on Schedule 2(i)(iii)(B), to the knowledge of the Company, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents or as set forth on Schedule 2(i)(iv): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights

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convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof, and the terms of all Common Stock Equivalents and the material rights of the holders thereof as set forth in the SEC Documents are true, correct and complete.

(j) Other Contracts. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(k) Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding, whether commenced or threatened, before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or under the New Tranche B Warrant or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) No Event of Default. Immediately prior to and after giving effect to this Agreement, no Event of Default (as defined in the Tranche B Notes) exists and is continuing on the date hereof and no Event of Default would reasonably be expected to occur as a result of the consummation of the Proposed Transactions.

(m) No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

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Section 4 Holder Representations and Warranties. The Holder represents and warrants to the Company as follows on the date hereof and as of the Closing Date:

(a) Reliance on Exemptions. The Holder understands that the New Tranche B Warrant is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Tranche B Warrant.

(b) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(c) Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(e) Ownership of Exchanging Warrant. The Holder owns the Existing Tranche B Warrant free and clear of any liens or encumbrances (other than the obligations pursuant to this Agreement, the Exchange Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(f) No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

Section 5 Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Tranche B Warrant (and upon cashless exercise of the New Tranche B Warrant, the New Warrant Shares) may be tacked onto the holding period of the Existing Tranche B

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Warrant, and the Company agrees not to take a position contrary to this Section 5. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) in connection with the cashless exercise of the New Tranche B Warrant (i) upon issuance in accordance with the terms of the New Tranche B Warrant, the New Warrant Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Warrant Shares becoming ineligible to be resold by the Holder pursuant to Rule 144, and (iii) in connection with any resale of New Warrant Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such New Warrant Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Warrant Shares in accordance herewith. The Holder shall provide such documents reasonably requested by the Company and the transfer agent, including but not limited to a broker’s representation letter.

Section 6 Registration. The Company may, but is not required to, file a new registration statement with the SEC (the “New Registration Statement”) to register the issuance of the New Warrant Shares upon exercise of the New Tranche B Warrants so that the New Tranche B Warrants may be exercised on a cash basis. By execution of this Agreement, Holder agrees to the filing of the New Registration Statement (if the Company elects to make such filing) and the Company will provide Holder with a draft of the New Registration Statement not less than three Business Days prior to the filing thereof and will consider in good faith any comments Holder may have thereon.

Section 7 Application of Proceeds Upon Exercise of the New Tranche B Warrant. Upon the cash exercise of the New Tranche B Warrant by Holder, subject in all respects to the terms of the Intercreditor Agreement, the Company shall promptly redeem the maximum portion of the Amortization Amount due on the Amortization Date following the date hereof under such Holder’s Tranche B Note that can be redeemed with 100% of the gross proceeds of such exercise of the New Tranche B Warrant by such Holder and if any proceeds remain outstanding after such redemption on such Amortization Date, the Company shall use such remaining proceeds to redeem the maximum portion of the Amortization Amount due on the next scheduled Amortization Date under such Holder’s Tranche B Note that can be redeemed with 100% of such remaining proceeds until the Outstanding Amount under such Holder’s Tranche B Note has been paid in full; provided that, for the avoidance of doubt, no portion of the Amortization Amount or Outstanding Amount under any Other Notes shall be redeemed with the proceeds of such exercise of the New Tranche B Warrant by such Holder.

Section 8 Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 9 Miscellaneous.

(a) Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing does not occur by the second (2nd) Business Day after the date hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Tranche B Warrant shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

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(b) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Exchange Act and attaching the Exchange Documents, to the extent they are required to be filed under the Exchange Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the form of New Tranche B Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) relating to this Agreement and the concurrent private placement financing provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of its affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the consent of the other party; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law, rule or regulation (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, rule or regulation, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

(c) Effective Time. This Agreement shall be effective (the “Effective Time”) upon the later of (i) the time of due execution and delivery by the Company and the Holder of this Agreement, and (ii) the time of due execution and delivery by the Company and each Other Holder of the Other Agreements.

(d) Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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(e) Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the consents, waivers or amendments provided herein (each, a “Specified Agreement”), is or will be more favorable to such Person than those provided to the Holder under this Agreement. If, and whenever on or after the date hereof, the Company enters into a Specified Agreement, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Specified Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 9(e) shall apply similarly and equally to each Specified Agreement.

(f) Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $50,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

(g) Miscellaneous. Article 9 of the Tranche B SPA (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

NOMIS BAY LTD.

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

Address:

Wessex House
3rd Floor
Hamilton, HM 12
Bermuda
Attention: Peter Poole

Email:

jfenttiman@murchinsonltd.com
pzogola@murchinsonltd.com

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer & President

[Signature Page to Exchange Agreement]

Annex A

Form of New Tranche B Warrant

Exhibit 10.4

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (the “Agreement”), dated as of July 22, 2025, is by and between Scilex Holding Company, a Delaware corporation with offices located at 960 San Antonio Road, Palo Alto, CA 94303 (the “Company”) and the undersigned (the “Holder”). Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the Tranche B SPA (as defined below).

WHEREAS, prior to the date hereof, the Company issued, severally, certain promissory notes (the “Tranche B Notes”) and warrants to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) in the initial aggregate amount of 7,500,000 shares (not taking into account the Company’s subsequent 1-for-35 reverse stock split, which became effective on April 15, 2025 (the “Reverse Stock Split”) to certain investors (the “Tranche B Holders”) pursuant to that certain Securities Purchase Agreement, dated October 7, 2024 (the “Tranche B SPA”), of which a warrant to purchase shares of Common Stock in the initial aggregate amount of 1,080,000 shares (on a pre-Reverse Stock Split basis, which is currently exercisable for 30,857 shares on a post-Reverse Stock Split basis) is held by the Holder (the “Existing Tranche B Warrant”);

WHEREAS, the Existing Tranche B Warrant was issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-276245) (the “Original Registration Statement”), which registration statement was subsequently converted to a registration statement on Form S-1 to continue the registration of the shares of Common Stock issuable by the Company upon exercise of the Existing Tranche B Warrant (File No. 333-280882) (the Original Registration Statement, as so continued, the “Continuation Registration Statement”) due to the Company’s ineligibility to use a Form S-3;

WHEREAS, in connection with certain transactions contemplated by the Company, the Holder is concurrently providing its consent to such transactions and will exchange (the “Exchange”) the Existing Tranche B Warrants, effective as of and contingent upon the occurrence of the Closing (as defined below), on the basis and subject to the terms and conditions set forth in this Agreement, and in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for a new Tranche B warrant to purchase 144,000 shares of Common Stock with an expiration date of October 8, 2029 and an exercise price of $40.00 per share, the form of which is attached hereto as Annex A (the “New Tranche B Warrant”, and the shares to be issued upon exercise of the New Tranche B Warrant, the “New Warrant Shares”).

WHEREAS, concurrently herewith, the Company has also requested that each of the other Tranche B Holders (other than Oramed) (the “Other Holders”) enter into an agreement in form and substance substantially similar to this Agreement (other than proportional adjustments based on different amounts of Tranche B Warrants held by such Other Holder and reimbursement of legal fees) (the “Other Agreements”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

Section 1 Warrant Exchange; Closing Matters.

(a) Warrant Exchange. On the Closing Date (as defined below), subject to the satisfaction of the conditions to closing set forth below, effective as of and contingent upon the occurrence of the Closing on the basis and subject to the terms and conditions set forth in this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer all of such Holder’s rights, title and interest in and to the Existing Tranche B Warrant (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company, in exchange for the New Tranche B Warrant, which shall be issued and delivered by the Company to the Holder (or its designee) at the address for delivery set forth on the signature page of the Holder attached hereto. From and after the Closing Date and concurrent consummation of the Exchange, the Existing Tranche B Warrant shall: (A) be deemed cancelled; (B) have no force or effect; and (C) no longer constitute an outstanding security of the Company or entitle the Holder to any rights with respect to any of the Company’s securities. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange (and cancellation) of the Existing Tranche B Warrant and issuance of the New Tranche B Warrant.

(b) Closing. Subject to the conditions set forth in Section 1(c) and Section 1(d) below, the transactions contemplated hereby (including the Exchange) (the “Transactions”) shall take place via the electronic exchange of documents, securities and signatures, no later than two (2) Business Days after the date hereof (or at such other time and place as the Company and the Holder mutually agree) (the “Closing” and the “Closing Date”).

(c) Conditions to the Holder’s Obligations at the Closing. The obligation of the Holder to consummate the Transactions is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or on the Closing Date, of each of the following conditions:

(i) The Company shall have duly executed and delivered to the Holder each of the Exchange Documents (as defined below) to which it is a party, and the Company shall have duly executed and delivered to the Holder the New Tranche B Warrant.

(ii) The Company shall have delivered to such Holder a certificate, in the form acceptable to such Holder, executed by the Secretary of the Company dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s board of directors (the “Company Board”) in a form reasonably acceptable to such Holder approving the transactions contemplated hereby, (ii) the Certificate of Incorporation (as defined below) and (iii) the bylaws of the Company, each as in effect at the Closing.

(iii) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

(iv) The New Warrant Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) except as otherwise disclosed in the SEC Documents (as defined below) with respect to the Principal Market, shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC

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or the Eligible Market have been threatened, as of the Closing Date, in writing by the SEC or the Eligible Market.

(v) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the New Tranche B Warrant, including without limitation, those required by the Principal Market, if any.

(vi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated hereby.

(vii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect (as defined below).

(viii) The Company shall have filed a Listing of Additional Shares Notification Form with the Principal Market, if required under Nasdaq listing rules.

(ix) The transfer agent of the Company, the Holder and the Company shall have duly executed and delivered an irrevocable transfer agent instruction letter in a form reasonably acceptable to the Holder.

(x) The Company shall have paid Kelley Drye & Warren LLP the Legal Fee Amount in accordance with Section 9(f) below.

(xi) The Company shall have delivered to such Holder such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Holder or its counsel may reasonably request.

(d) Conditions to the Company’s Obligations to the Closing. The obligation of the Company to consummate the Transactions is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(i) The representations and warranties of the Holder set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

(ii) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(iii) All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

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(iv) As soon as commercially practicable following the Closing Date, the Holder shall deliver the original certificate evidencing the Existing Tranche B Warrant for cancellation on the Company’s books and records (or a duly executed and delivered lost warrant affidavit in form and substance reasonably acceptable to the Company).

Section 2 Representations and Warranties. In order to induce the Holder to enter into this Agreement, the Company hereby represents and warrants as of the date hereof that:

(a) Organization and QualificationSection 3 . Each of the Company and each of its Subsidiaries (a defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified to conduct their respective businesses and is in good standing (to the extent applicable) as a foreign corporation or other entity in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons (as defined below) set forth on Schedule 2(a), the Company has no Subsidiaries. “Subsidiaries” means one or more entities of which any of the capital stock or share capital or other equity or voting securities are Controlled (as defined below) or owned, directly or indirectly, by the respective Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”; provided, that after the time of consummation of the Semnur Merger (as defined in the Tranche B Notes), “Subsidiary” and “Subsidiaries” shall each exclude the Excluded Subsidiaries (as defined in the Tranche B Notes). Notwithstanding anything to the contrary herein, any reference to “Subsidiary”, “subsidiary” or “Qualified Subsidiary” used herein or in any Transaction Document shall be deemed to expressly exclude Scilex Bio, Inc., a Delaware corporation or any of its subsidiaries. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

(b) Authorization and Binding Obligation. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the New Tranche B Warrant and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated hereby (collectively, the “Exchange Documents”) and to consummate the transactions contemplated hereby (including, without limitation, the issuance of the New Tranche B Warrant in accordance with the terms hereof and thereof). As of the Closing Date, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the New Tranche B Warrant and the reservation for issuance and issuance of New Warrant Shares issuable upon exercise of the New Tranche B Warrant will have been duly authorized by the Company Board and no further filing, consent, or authorization will be required by the Company, the Company Board or the Company’s stockholders. This Agreement has been and, as of the Closing Date, the New Tranche B Warrant will have been, duly executed

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and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c) Issuance of New Securities. As of the Closing Date, the issuance of the New Tranche B Warrants will be duly authorized and, upon exercise in accordance with the terms of the New Tranche B Warrant, the New Warrant Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof. By virtue of Section 3(a)(9) under the Securities Act, the New Warrant Shares (assuming a cashless exercise of the New Tranche B Warrant) will have a Rule 144 of the Securities Act (“Rule 144”) holding period that will be deemed to have commenced as of the date of the original issuance of the Existing Tranche B Warrant to the Holder. The New Warrant Shares (assuming (i) a cashless exercise of the New Tranche B Warrant and (ii) the Holder is not an affiliate of the Company) shall be freely tradeable by the Holder and shall be issued without any restricted legend. The Holder of the New Exchange Warrants shall be entitled to all rights accorded to a holder of shares of Common Stock. No commission or other remuneration has been paid by the Holder to the Company in connection with the Exchange or any transactions contemplated hereby.

(d) No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations), any court, governmental agency or any regulatory or self-regulatory agency (other than such filings as may be required by the Principal Market) or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or the New Tranche B Warrant, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(e) SEC Documents; Financial Statements. Since November 11, 2022, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), except as disclosed in the SEC Documents. The Company has delivered or has made available to Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material

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respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Holder, which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(f) Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business.

(g) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made or would reasonably be expected to have a Material Adverse Effect.

(h) Transactions With Affiliates. None of the officers, directors of the Company or any Affiliate of any such officer or director or any Subsidiary, and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary, is presently, a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)), nor does any such Person receive income from any source other than

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the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Company Board).

(i) Equity Capitalization.

(i) Definitions:

(A) “Preferred Stock” means the Company’s preferred stock, $0.0001 par value per share, the terms of which have been and may be designated by the Company Board in a certificate of designations.

(C) “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 740,000,000 shares of Common Stock, of which, 6,955,694 are issued and outstanding and 15,158,941 shares are reserved for issuance pursuant to Common Stock Equivalents (as defined above) (other than the New Tranche B Warrant and shares previously reserved for the Existing Tranche B Warrant) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 45,000,000 shares of Preferred Stock, 29,057,097 of which are issued and outstanding and have been designated as Series A Preferred Stock, and 5,000,000 of which have been designated as Series 1 Mandatory Exchangeable Preferred Stock but none of which have been issued as of the date hereof.

(iii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable. Schedule 2(i)(iii)(A) sets forth the number of shares of Common Stock that are reserved for issuance pursuant to Common Stock Equivalents (other than the New Tranche B Warrant and shares previously reserved for the Existing Tranche B Warrant). Except as set forth on Schedule 2(i)(iii)(B), to the knowledge of the Company, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents or as set forth on Schedule 2(i)(iv): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights

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convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof, and the terms of all Common Stock Equivalents and the material rights of the holders thereof as set forth in the SEC Documents are true, correct and complete.

(j) Other Contracts. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(k) Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding, whether commenced or threatened, before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or under the New Tranche B Warrant or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) No Event of Default. Immediately prior to and after giving effect to this Agreement, no Event of Default (as defined in the Tranche B Notes) exists and is continuing on the date hereof and no Event of Default would reasonably be expected to occur as a result of the consummation of the Proposed Transactions.

(m) No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

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Section 4 Holder Representations and Warranties. The Holder represents and warrants to the Company as follows on the date hereof and as of the Closing Date:

(a) Reliance on Exemptions. The Holder understands that the New Tranche B Warrant is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Tranche B Warrant.

(b) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(c) Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(e) Ownership of Exchanging Warrant. The Holder owns the Existing Tranche B Warrant free and clear of any liens or encumbrances (other than the obligations pursuant to this Agreement, the Exchange Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(f) No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

Section 5 Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Tranche B Warrant (and upon cashless exercise of the New Tranche B Warrant, the New Warrant Shares) may be tacked onto the holding period of the Existing Tranche B

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Warrant, and the Company agrees not to take a position contrary to this Section 5. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) in connection with the cashless exercise of the New Tranche B Warrant (i) upon issuance in accordance with the terms of the New Tranche B Warrant, the New Warrant Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Warrant Shares becoming ineligible to be resold by the Holder pursuant to Rule 144, and (iii) in connection with any resale of New Warrant Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such New Warrant Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Warrant Shares in accordance herewith. The Holder shall provide such documents reasonably requested by the Company and the transfer agent, including but not limited to a broker’s representation letter.

Section 6 Registration. The Company may, but is not required to, file a new registration statement with the SEC (the “New Registration Statement”) to register the issuance of the New Warrant Shares upon exercise of the New Tranche B Warrants so that the New Tranche B Warrants may be exercised on a cash basis. By execution of this Agreement, Holder agrees to the filing of the New Registration Statement (if the Company elects to make such filing) and the Company will provide Holder with a draft of the New Registration Statement not less than three Business Days prior to the filing thereof and will consider in good faith any comments Holder may have thereon.

Section 7 Application of Proceeds Upon Exercise of the New Tranche B Warrant. Upon the cash exercise of the New Tranche B Warrant by Holder, subject in all respects to the terms of the Intercreditor Agreement, the Company shall promptly redeem the maximum portion of the Amortization Amount due on the Amortization Date following the date hereof under such Holder’s Tranche B Note that can be redeemed with 100% of the gross proceeds of such exercise of the New Tranche B Warrant by such Holder and if any proceeds remain outstanding after such redemption on such Amortization Date, the Company shall use such remaining proceeds to redeem the maximum portion of the Amortization Amount due on the next scheduled Amortization Date under such Holder’s Tranche B Note that can be redeemed with 100% of such remaining proceeds until the Outstanding Amount under such Holder’s Tranche B Note has been paid in full; provided that, for the avoidance of doubt, no portion of the Amortization Amount or Outstanding Amount under any Other Notes shall be redeemed with the proceeds of such exercise of the New Tranche B Warrant by such Holder.

Section 8 Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 9 Miscellaneous.

(a) Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing does not occur by the second (2nd) Business Day after the date hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Tranche B Warrant shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

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(b) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Exchange Act and attaching the Exchange Documents, to the extent they are required to be filed under the Exchange Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the form of New Tranche B Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) relating to this Agreement and the concurrent private placement financing provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of its affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the consent of the other party; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law, rule or regulation (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, rule or regulation, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

(c) Effective Time. This Agreement shall be effective (the “Effective Time”) upon the later of (i) the time of due execution and delivery by the Company and the Holder of this Agreement, and (ii) the time of due execution and delivery by the Company and each Other Holder of the Other Agreements.

(d) Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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(e) Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the consents, waivers or amendments provided herein (each, a “Specified Agreement”), is or will be more favorable to such Person than those provided to the Holder under this Agreement. If, and whenever on or after the date hereof, the Company enters into a Specified Agreement, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Specified Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 9(e) shall apply similarly and equally to each Specified Agreement.

(f) Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $50,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

(g) Miscellaneous. Article 9 of the Tranche B SPA (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BPY LIMITED

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

Address:

Wessex House
3rd Floor
Hamilton, HM 12
Bermuda
Attention: Peter Poole

Email:

jfenttiman@murchinsonltd.com
pzogola@murchinsonltd.com

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Exchange Agreement]

Annex A

Form of New Tranche B Warrant

Exhibit 10.5

WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT (the “Agreement”), dated as of July 22, 2025, is by and between Scilex Holding Company, a Delaware corporation with offices located at 960 San Antonio Road, Palo Alto, CA 94303 (the “Company”) and the undersigned (the “Holder”). Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the Tranche B SPA (as defined below).

WHEREAS, prior to the date hereof, the Company issued, severally, certain promissory notes (the “Tranche B Notes”) and warrants to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) in the initial aggregate amount of 7,500,000 shares (not taking into account the Company’s subsequent 1-for-35 reverse stock split, which became effective on April 15, 2025 (the “Reverse Stock Split”) to certain investors (the “Tranche B Holders”) pursuant to that certain Securities Purchase Agreement, dated October 7, 2024 (the “Tranche B SPA”), of which a warrant to purchase shares of Common Stock in the initial aggregate amount of 750,000 shares (on a pre-Reverse Stock Split basis, which is currently exercisable for 21,428 shares on a post-Reverse Stock Split basis) is held by the Holder (the “Existing Tranche B Warrant”);

WHEREAS, the Existing Tranche B Warrant was issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-276245) (the “Original Registration Statement”), which registration statement was subsequently converted to a registration statement on Form S-1 to continue the registration of the shares of Common Stock issuable by the Company upon exercise of the Existing Tranche B Warrant (File No. 333-280882) (the Original Registration Statement, as so continued, the “Continuation Registration Statement”) due to the Company’s ineligibility to use a Form S-3;

WHEREAS, in connection with certain transactions contemplated by the Company, the Holder is concurrently providing its consent to such transactions and will exchange (the “Exchange”) the Existing Tranche B Warrants, effective as of and contingent upon the occurrence of the Closing (as defined below), on the basis and subject to the terms and conditions set forth in this Agreement, and in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for a new Tranche B warrant to purchase 100,000 shares of Common Stock with an expiration date of October 8, 2029 and an exercise price of $40.00 per share, the form of which is attached hereto as Annex A (the “New Tranche B Warrant”, and the shares to be issued upon exercise of the New Tranche B Warrant, the “New Warrant Shares”).

WHEREAS, concurrently herewith, the Company has also requested that each of the other Tranche B Holders (other than Oramed) (the “Other Holders”) enter into an agreement in form and substance substantially similar to this Agreement (other than proportional adjustments based on different amounts of Tranche B Warrants held by such Other Holder and reimbursement of legal fees) (the “Other Agreements”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

Section 1 Warrant Exchange; Closing Matters.

(a) Warrant Exchange. On the Closing Date (as defined below), subject to the satisfaction of the conditions to closing set forth below, effective as of and contingent upon the occurrence of the Closing on the basis and subject to the terms and conditions set forth in this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer all of such Holder’s rights, title and interest in and to the Existing Tranche B Warrant (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company, in exchange for the New Tranche B Warrant, which shall be issued and delivered by the Company to the Holder (or its designee) at the address for delivery set forth on the signature page of the Holder attached hereto. From and after the Closing Date and concurrent consummation of the Exchange, the Existing Tranche B Warrant shall: (A) be deemed cancelled; (B) have no force or effect; and (C) no longer constitute an outstanding security of the Company or entitle the Holder to any rights with respect to any of the Company’s securities. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange (and cancellation) of the Existing Tranche B Warrant and issuance of the New Tranche B Warrant.

(b) Closing. Subject to the conditions set forth in Section 1(c) and Section 1(d) below, the transactions contemplated hereby (including the Exchange) (the “Transactions”) shall take place via the electronic exchange of documents, securities and signatures, no later than two (2) Business Days after the date hereof (or at such other time and place as the Company and the Holder mutually agree) (the “Closing” and the “Closing Date”).

(c) Conditions to the Holder’s Obligations at the Closing. The obligation of the Holder to consummate the Transactions is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or on the Closing Date, of each of the following conditions:

(i) The Company shall have duly executed and delivered to the Holder each of the Exchange Documents (as defined below) to which it is a party, and the Company shall have duly executed and delivered to the Holder the New Tranche B Warrant.

(ii) The Company shall have delivered to such Holder a certificate, in the form acceptable to such Holder, executed by the Secretary of the Company dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s board of directors (the “Company Board”) in a form reasonably acceptable to such Holder approving the transactions contemplated hereby, (ii) the Certificate of Incorporation (as defined below) and (iii) the bylaws of the Company, each as in effect at the Closing.

(iii) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

(iv) The New Warrant Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) except as otherwise disclosed in the SEC Documents (as defined below) with respect to the Principal Market, shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC

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or the Eligible Market have been threatened, as of the Closing Date, in writing by the SEC or the Eligible Market.

(v) The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the New Tranche B Warrant, including without limitation, those required by the Principal Market, if any.

(vi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated hereby.

(vii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect (as defined below).

(viii) The Company shall have filed a Listing of Additional Shares Notification Form with the Principal Market, if required under Nasdaq listing rules.

(ix) The transfer agent of the Company, the Holder and the Company shall have duly executed and delivered an irrevocable transfer agent instruction letter in a form reasonably acceptable to the Holder.

(x) The Company shall have paid Kelley Drye & Warren LLP the Legal Fee Amount in accordance with Section 9(f) below.

(xi) The Company shall have delivered to such Holder such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Holder or its counsel may reasonably request.

(d) Conditions to the Company’s Obligations to the Closing. The obligation of the Company to consummate the Transactions is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(i) The representations and warranties of the Holder set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

(ii) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(iii) All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

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(iv) As soon as commercially practicable following the Closing Date, the Holder shall deliver the original certificate evidencing the Existing Tranche B Warrant for cancellation on the Company’s books and records (or a duly executed and delivered lost warrant affidavit in form and substance reasonably acceptable to the Company).

Section 2 Representations and Warranties. In order to induce the Holder to enter into this Agreement, the Company hereby represents and warrants as of the date hereof that:

(a) Organization and QualificationSection 3 . Each of the Company and each of its Subsidiaries (a defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified to conduct their respective businesses and is in good standing (to the extent applicable) as a foreign corporation or other entity in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons (as defined below) set forth on Schedule 2(a), the Company has no Subsidiaries. “Subsidiaries” means one or more entities of which any of the capital stock or share capital or other equity or voting securities are Controlled (as defined below) or owned, directly or indirectly, by the respective Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”; provided, that after the time of consummation of the Semnur Merger (as defined in the Tranche B Notes), “Subsidiary” and “Subsidiaries” shall each exclude the Excluded Subsidiaries (as defined in the Tranche B Notes). Notwithstanding anything to the contrary herein, any reference to “Subsidiary”, “subsidiary” or “Qualified Subsidiary” used herein or in any Transaction Document shall be deemed to expressly exclude Scilex Bio, Inc., a Delaware corporation or any of its subsidiaries. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

(b) Authorization and Binding Obligation. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the New Tranche B Warrant and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated hereby (collectively, the “Exchange Documents”) and to consummate the transactions contemplated hereby (including, without limitation, the issuance of the New Tranche B Warrant in accordance with the terms hereof and thereof). As of the Closing Date, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the New Tranche B Warrant and the reservation for issuance and issuance of New Warrant Shares issuable upon exercise of the New Tranche B Warrant will have been duly authorized by the Company Board and no further filing, consent, or authorization will be required by the Company, the Company Board or the Company’s stockholders. This Agreement has been and, as of the Closing Date, the New Tranche B Warrant will have been, duly executed

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and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c) Issuance of New Securities. As of the Closing Date, the issuance of the New Tranche B Warrants will be duly authorized and, upon exercise in accordance with the terms of the New Tranche B Warrant, the New Warrant Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof. By virtue of Section 3(a)(9) under the Securities Act, the New Warrant Shares (assuming a cashless exercise of the New Tranche B Warrant) will have a Rule 144 of the Securities Act (“Rule 144”) holding period that will be deemed to have commenced as of the date of the original issuance of the Existing Tranche B Warrant to the Holder. The New Warrant Shares (assuming (i) a cashless exercise of the New Tranche B Warrant and (ii) the Holder is not an affiliate of the Company) shall be freely tradeable by the Holder and shall be issued without any restricted legend. The Holder of the New Exchange Warrants shall be entitled to all rights accorded to a holder of shares of Common Stock. No commission or other remuneration has been paid by the Holder to the Company in connection with the Exchange or any transactions contemplated hereby.

(d) No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations), any court, governmental agency or any regulatory or self-regulatory agency (other than such filings as may be required by the Principal Market) or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or the New Tranche B Warrant, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(e) SEC Documents; Financial Statements. Since November 11, 2022, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), except as disclosed in the SEC Documents. The Company has delivered or has made available to Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material

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respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Holder, which is not included in the SEC Documents (including, without limitation, information in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(f) Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business.

(g) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by this Agreement, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made or would reasonably be expected to have a Material Adverse Effect.

(h) Transactions With Affiliates. None of the officers, directors of the Company or any Affiliate of any such officer or director or any Subsidiary, and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary, is presently, a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)), nor does any such Person receive income from any source other than

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the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Company Board).

(i) Equity Capitalization.

(i) Definitions:

(A) “Preferred Stock” means the Company’s preferred stock, $0.0001 par value per share, the terms of which have been and may be designated by the Company Board in a certificate of designations.

(C) “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 740,000,000 shares of Common Stock, of which, 6,955,694 are issued and outstanding and 15,158,941 shares are reserved for issuance pursuant to Common Stock Equivalents (as defined above) (other than the New Tranche B Warrant and shares previously reserved for the Existing Tranche B Warrant) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 45,000,000 shares of Preferred Stock, 29,057,097 of which are issued and outstanding and have been designated as Series A Preferred Stock, and 5,000,000 of which have been designated as Series 1 Mandatory Exchangeable Preferred Stock but none of which have been issued as of the date hereof.

(iii) Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable. Schedule 2(i)(iii)(A) sets forth the number of shares of Common Stock that are reserved for issuance pursuant to Common Stock Equivalents (other than the New Tranche B Warrant and shares previously reserved for the Existing Tranche B Warrant). Except as set forth on Schedule 2(i)(iii)(B), to the knowledge of the Company, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents or as set forth on Schedule 2(i)(iv): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights

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convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof, and the terms of all Common Stock Equivalents and the material rights of the holders thereof as set forth in the SEC Documents are true, correct and complete.

(j) Other Contracts. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(k) Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding, whether commenced or threatened, before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement or under the New Tranche B Warrant or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l) No Event of Default. Immediately prior to and after giving effect to this Agreement, no Event of Default (as defined in the Tranche B Notes) exists and is continuing on the date hereof and no Event of Default would reasonably be expected to occur as a result of the consummation of the Proposed Transactions.

(m) No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

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Section 4 Holder Representations and Warranties. The Holder represents and warrants to the Company as follows on the date hereof and as of the Closing Date:

(a) Reliance on Exemptions. The Holder understands that the New Tranche B Warrant is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Tranche B Warrant.

(b) Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(c) Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(e) Ownership of Exchanging Warrant. The Holder owns the Existing Tranche B Warrant free and clear of any liens or encumbrances (other than the obligations pursuant to this Agreement, the Exchange Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(f) No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

Section 5 Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Tranche B Warrant (and upon cashless exercise of the New Tranche B Warrant, the New Warrant Shares) may be tacked onto the holding period of the Existing Tranche B

9

Warrant, and the Company agrees not to take a position contrary to this Section 5. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) in connection with the cashless exercise of the New Tranche B Warrant (i) upon issuance in accordance with the terms of the New Tranche B Warrant, the New Warrant Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the New Warrant Shares becoming ineligible to be resold by the Holder pursuant to Rule 144, and (iii) in connection with any resale of New Warrant Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such New Warrant Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Warrant Shares in accordance herewith. The Holder shall provide such documents reasonably requested by the Company and the transfer agent, including but not limited to a broker’s representation letter.

Section 6 Registration. The Company may, but is not required to, file a new registration statement with the SEC (the “New Registration Statement”) to register the issuance of the New Warrant Shares upon exercise of the New Tranche B Warrants so that the New Tranche B Warrants may be exercised on a cash basis. By execution of this Agreement, Holder agrees to the filing of the New Registration Statement (if the Company elects to make such filing) and the Company will provide Holder with a draft of the New Registration Statement not less than three Business Days prior to the filing thereof and will consider in good faith any comments Holder may have thereon.

Section 7 Application of Proceeds Upon Exercise of the New Tranche B Warrant. Upon the cash exercise of the New Tranche B Warrant by Holder, subject in all respects to the terms of the Intercreditor Agreement, the Company shall promptly redeem the maximum portion of the Amortization Amount due on the Amortization Date following the date hereof under such Holder’s Tranche B Note that can be redeemed with 100% of the gross proceeds of such exercise of the New Tranche B Warrant by such Holder and if any proceeds remain outstanding after such redemption on such Amortization Date, the Company shall use such remaining proceeds to redeem the maximum portion of the Amortization Amount due on the next scheduled Amortization Date under such Holder’s Tranche B Note that can be redeemed with 100% of such remaining proceeds until the Outstanding Amount under such Holder’s Tranche B Note has been paid in full; provided that, for the avoidance of doubt, no portion of the Amortization Amount or Outstanding Amount under any Other Notes shall be redeemed with the proceeds of such exercise of the New Tranche B Warrant by such Holder.

Section 8 Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 9 Miscellaneous.

(a) Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Closing does not occur by the second (2nd) Business Day after the date hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Tranche B Warrant shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

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(b) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Exchange Act and attaching the Exchange Documents, to the extent they are required to be filed under the Exchange Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the form of New Tranche B Warrant) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) relating to this Agreement and the concurrent private placement financing provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of its affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the consent of the other party; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law, rule or regulation (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, rule or regulation, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

(c) Effective Time. This Agreement shall be effective (the “Effective Time”) upon the later of (i) the time of due execution and delivery by the Company and the Holder of this Agreement, and (ii) the time of due execution and delivery by the Company and each Other Holder of the Other Agreements.

(d) Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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(e) Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the consents, waivers or amendments provided herein (each, a “Specified Agreement”), is or will be more favorable to such Person than those provided to the Holder under this Agreement. If, and whenever on or after the date hereof, the Company enters into a Specified Agreement, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Specified Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 9(e) shall apply similarly and equally to each Specified Agreement.

(f) Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead Holder) in an aggregate non-accountable amount of $50,000 (the “Legal Fee Amount”) for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

(g) Miscellaneous. Article 9 of the Tranche B SPA (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

3i, LP

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager on Behalf of the GP

Address:

2 Wooster Street
2nd Floor
New York, NY 10013
Telephone: (646) 845-0040
Attention: Maier J. Tarlow

Email:

operations@3ifund.com

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

[Signature Page to Exchange Agreement]

Annex A

Form of New Tranche B Warrant

Exhibit 10.6

[FORM OF WARRANT]

THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

SCILEX HOLDING COMPANY

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance: October 8, 2024 (“Issuance Date”)

Date of Exchange: _________ 2025 (“Exchange Date”)

Scilex Holding Company, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), _________________ (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”, and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19. This Warrant is one of a series of Warrants to Purchase Common Stock (the “New Tranche B Warrants”) that has been issued pursuant to (i) those certain Warrant Exchange Agreements, dated as of July 22, 2025 (each, a “Warrant Exchange Agreement”), each by and between the Company and a holder, in exchange for that certain Warrant to Purchase Common Stock (each an “Existing Tranche B Warrant”), which Existing Tranche B Warrant was originally issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of October 7, 2024 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (as amended by the Warrant Exchange Agreements, the “Securities Purchase Agreement”) and (ii) the Company’s Registration Statement on Form S-3 (File number 333-276245) (the “Original Registration Statement”), which registration statement was subsequently converted to a registration statement on Form S-1 to continue the registration of the shares of Common Stock issuable by the Company upon exercise of the Existing Tranche B Warrants (File No. 333-280882) (the Original Registration Statement, as so continued and as the same may be amended from time to time, the “Continuation Registration Statement”) due to the Company’s ineligibility to use a Form S-3.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Exchange Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On the date on which the Company has received an Exercise Notice (if received prior to 4:00 pm New York City time, otherwise on the next day), the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program (“FAST”), upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be); provided, that the Holder shall be deemed to have waived any voting rights of any such Warrant Shares that may arise with respect to the period commencing on such Exercise Date, through, and including, such applicable Share Delivery Date (as defined below) (each, an “Exercise Period”), as necessary, such that the aggregate voting rights of any shares of Common Stock (including such Warrant Shares) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such exercise of this Warrant; provided, further that, for the avoidance of doubt, the Holder shall have no voting rights with respect to any Warrant Shares issuable with respect to any cash exercise of this Warrant until the Company shall have received the Aggregate Exercise Price with respect thereto. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the Company shall pay cash in lieu of any fraction of a share, as provided in Section 1(h). The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior

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to the later of (i) one (1) Trading Day after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) the date of the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $40.00, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) or (II) if (i) the Registration Statement (or prospectus contained therein) covering the issuance of the Warrant Shares that are the subject of the Exercise Notice is not available (the “Unavailable Registration Statement”) for the issuance of such Warrant Shares, (ii) the Company fails to promptly notify Holder of the Unavailable Registration Statement and (iii) the Company fails to promptly deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to Cashless Exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred to as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) a Delivery Failure occurs or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with

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DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.

(d) Cashless Exercise. At any time on or after the earlier to occur of (x) [   ], 2025 and (y) the initial date after the date hereof that a registration statement is effective and available for the issuance of Warrant Shares to the Holder (or resale of Warrant Shares by the Holder, as applicable) (the “Cashless Exercise Eligibility Date”), notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof a registration statement is not effective (or the prospectus contained therein is not available for use) for the issuance to the Holder (or resale by the Holder, as applicable) of all of the Warrant Shares to be issued pursuant to such applicable Exercise Notice, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

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B = as elected by the Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the shares of Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised, which, pursuant to Section 3(a)(9) of the 1933 Act, took on the registered characteristics of the Existing Tranche B Warrants that were issued pursuant to the Original Registration Statement. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

(f) Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other New Tranche B Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire

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upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of New Tranche B Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived, modified or amended and shall apply to a successor holder of this Warrant.

(g) Reservation of Shares.

(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the

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New Tranche B Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of New Tranche B Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the New Tranche B Warrants based on the number of shares of Common Stock issuable upon exercise of New Tranche B Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s New Tranche B Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any New Tranche B Warrants shall be allocated to the remaining holders of New Tranche B Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the New Tranche B Warrants then held by such holders (without regard to any limitations on exercise).

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time while any of the New Tranche B Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the New Tranche B Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall file a preliminary proxy statement on Schedule 14A noticing a meeting of its stockholders to be held no later than the sixtieth (60th) calendar day after the filing of such proxy statement for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred

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in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

(h) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise or otherwise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Market Price of one Warrant Share on the Exercise Date.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 2(b), Section 3 or Section 4, if the Company, at any time on or after the Exchange Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Exchange Date, the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 2 is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted issued or sold or deemed to have been granted issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the greater of (x) the Floor Price and (y) the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 2(b)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale (or the time of execution of such agreement

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to grant, issue or sell, as applicable) of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale (or pursuant to the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale (or the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

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(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 2(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Exchange Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security, the “Secondary Securities”), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 2(b)(i) or 2(b)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, and (II) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 2(b)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options

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or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

(e) Voluntary Adjustment By Company. Subject to Section 2(f) below and the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(f) No Exercises Below the Floor Price. Unless the Company shall have obtained the approval of its stockholders to the issuance of Warrant Shares hereunder at a price per share below the Floor Price in compliance with the rules and regulations of the Principal Market, no adjustments pursuant to this Section 2 shall result in the Exercise Price of this Warrant being less than the Floor Price.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above or Section 4(a) below, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall, upon each exercise of this Warrant be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock the Holder acquired upon each such exercise of this Warrant (or, if elected in writing by the Company, the Holder shall be entitled to such Distributions which the Holder could have acquired if the Holder had held

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the number of shares of Common Stock acquirable upon complete such exercise of this Warrant without taking into account any limitations or restrictions on the exercisability of this Warrant and assuming for such purpose that this Warrant was exercised at the Exercise Price as of the applicable record date) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage would be exceeded (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then, upon each exercise of the Warrant, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock the Holder acquired upon each such exercise of this Warrant (or, if elected in writing by the Company, the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Warrant Shares acquirable upon a complete exercise of this Warrant without taking into account any limitations or restrictions on the exercisability of this Warrant and assuming for such purpose that this Warrant was converted at the Exercise Price as of the applicable record date) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage would be exceeded (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to

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the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall expressly assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant.

(c) In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(d) Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Change of Control (as defined in the Notes), (y) the consummation of any Change of Control and (z) the Holder first becoming aware of any Change of Control through the date that is ninety (90) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value. Payment of such amounts shall be made by

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the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control.

(e) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Warrant Exchange Agreement), Bylaws, as amended and in effect on the date hereof or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Exchange Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided, however, that the Company shall not be obligated to provide such notice or information if it is filed with the SEC through EDGAR and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant

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Shares not being transferred. The Company shall not be obligated to pay any income tax of the Holder which may be payable with respect to any transfer (or deemed transfer) arising in connection with the registration of any certificates for Warrant Shares or Warrants in the name of any Person other than the Holder.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, (iv) shall have an exchange date, as indicated on the face of such new Warrant which is the same as the Exchange Date, and (v) shall have the same terms, rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock (other than Excluded Securities) or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction, setting forth in reasonable detail any material events with respect to such Fundamental Transaction (unless, solely with respect to the Designated Transactions (as defined in the Notes), such reasonable detail is otherwise previously disclosed in the SEC Documents (as defined in the Warrant Exchange Agreement)). To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a

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Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(h) of the Securities Purchase Agreement.

10. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f) and this Section 11, which may not be amended, modified or waived) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to

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replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any provision of law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

15. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price, Black Scholes Consideration Value, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Bid Price, such Black Scholes Consideration Value, Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may select an independent, reputable investment bank to resolve such dispute, provided such investment bank is reasonably

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acceptable to the Company (such approval not to be unreasonably withheld, conditioned or delayed).

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 15 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank and notified the Company of such selection and provided the Company with necessary contact information for such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. Each of the Company and the Holder expressly acknowledges and agrees that (i) this Section 15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that each of the Holder and the Company is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 15, (ii) a dispute relating to the Exercise Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute (including, without limitation, determining (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 2(b), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred) and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction

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Documents, (iv) each of the Company and the Holder shall have the right to submit any dispute described in this Section 15 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 15 and (v) nothing in this Section 15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 15).

16. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

18. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

19. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Approved Stock Plan” means any stock, equity or option plan or agreement which has been approved by the board of directors of the Company prior to or subsequent to the Exchange Date pursuant to which shares of Common Stock, restricted stock units, stock options to purchase Common Stock and other equity awards may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(e) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(f) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g) “Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

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(h) “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(d), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(d) and (2) the sum of the price per share being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(d), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(d) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control or as of the date of the Holder’s request pursuant to Section 4(d) if such request is prior to the date of the consummation of the applicable Change of Control, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Change of Control and (B) the date of the Holder’s request pursuant to Section 4(d).

(i) “Bloomberg” means Bloomberg, L.P.

(j) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(k) “Closing Date” has the meaning ascribed to such term in the Warrant Exchange Agreement.

(l) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(m) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(n) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(o) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(p) “Excluded Securities” means (i) shares of Common Stock, or options or other equity awards issued to directors, officers, employees or consultants of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances to directors, officers, employees or consultants (taking into account the shares of Common Stock issuable upon exercise of such Common Stock, or options or other equity awards) after the Exchange Date pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the Common Stock issued and outstanding immediately prior to the Exchange Date and (B) the exercise price of any such securities is not lowered, none of such securities are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such securities are otherwise changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Exchange Date, provided that the conversion price of any such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than securities issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise changed in any manner that adversely affects any of the Buyers; (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; provided, that the terms of the Notes are not amended, modified or changed on or after the Exchange Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Exchange Date), (iv) the shares of Common Stock issuable upon exercise of the New Tranche B Warrants; provided, that the terms of the New Tranche B Warrants are not amended, modified or changed on or after the Exchange Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Exchange Date), (v) any Subsequent Placement (as defined in the Securities Purchase Agreement) in which at least 80% of the gross cash proceeds are used to effect a Company Optional Redemption (as such term is defined in the Notes) under the Notes; (vi) shares of Common Stock issued pursuant to the Permitted ATM (as defined in the Securities Purchase Agreement), and (vii) securities issued in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, strategic transactions and strategic partnerships (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, provided, further, that (w) the primary purpose of such issuance is not to raise capital, and (x) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the shareholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in

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each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (y) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable.

(q) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(r) “Floor Price” means $$36.40 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

(s) “Fundamental Transaction” means any of the following transactions involving a Successor Entity (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the

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stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(u) “Market Price” means, as of any given date, the VWAP of the Common Stock as of Trading Day ended immediately prior to such given date (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

(v) “Notes” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

(w) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction; provided, that in connection with the consummation of the Semnur Merger (as defined in the Notes), neither Denali (as defined in the Notes), Denali Merger Sub Inc. nor Semnur (as defined in the Notes) shall be a Successor Entity and/or a Parent Entity, as applicable, in connection therewith.

(y) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(z) “Principal Market” means the Nasdaq Capital Market.

(aa) “Registration Statement” means the Continuation Registration Statement and the New Registration Statement, as applicable, each as defined in the Warrant Exchange Agreement.

(bb) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(cc) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(dd) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into; provided, that in connection with the consummation of the Semnur Merger (as defined in the Notes), neither Denali (as defined in the Notes), Denali Merger Sub Inc. nor Semnur (as defined in the Notes) shall be a Successor Entity and/or a Parent Entity, as applicable, in connection therewith.

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(ee) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(ff) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SCILEX HOLDING COMPANY

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

SCILEX HOLDING COMPANY

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of Scilex Holding Company, a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

☐	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

_____________________
Name of Registered Holder

By:
Name:
Title:

Tax ID:____________________________

E-mail Address:_____________________

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 202_, from the Company and acknowledged and agreed to by _______________.

SCILEX HOLDING COMPANY

By:
Name:
Title:

Exhibit 10.7

Execution Version

July 22, 2025

Scilex Holding Company

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Stephen Ma

VIA EMAIL

RE:	Option Agreement for the Repurchase of Warrants (this “Agreement”)

Ladies and Gentlemen:

Reference is made to (i) the following warrants, each dated September 21, 2023, issued by Scilex Holding Company, a Delaware corporation (“Scilex” or “Purchaser”), to Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed” and together with Scilex, each a “Party” to this Agreement, and collectively, the “Parties”), to purchase up to an aggregate of 6,500,000 shares of common stock, par value $0.0001 per share, of Scilex (the “Common Stock”, and such aggregate number of shares of Common Stock, the “Total Warrant Shares”): (A) ORMP CS-2, currently exercisable for 1,187,500 shares of Common Stock (the “CS-2 Warrant”), (B) ORMP CS-3, currently exercisable for 2,125,000 shares of Common Stock (the “CS-3 Warrant”), (C) ORMP CS-4, currently exercisable for 2,125,000 shares of Common Stock (the “CS-4 Warrant”), and (D) ORMP CS-5, currently exercisable for 1,062,500 shares of Common Stock (the “CS-5 Warrant” and together with the CS-2 Warrant, the CS-3 Warrant, and the CS-4 Warrant, the “Subject Warrants” and the shares of Common Stock issuable upon exercise of the Subject Warrants, the “Warrant Shares”), (ii) that certain Securities Purchase Agreement, dated as of September 21, 2023, by and between Scilex and Oramed, as amended by that certain Amendment No. 1, dated as of October 8, 2024 (the “SPA”), (iii) that certain Senior Secured Promissory Note, dated as of September 21, 2023, by and between Scilex and Oramed (the “Tranche A Note”), and (iv) that certain Senior Secured Promissory Note, dated as of October 8, 2024, by and between Scilex and Oramed (the “Tranche B Note”). Except as otherwise defined herein, capitalized terms in this Agreement shall have the respective meanings set forth in the Tranche A Note.

Purchaser and Oramed desire to enter into the transactions contemplated by this Agreement for Oramed to grant Scilex an option to repurchase the Subject Warrants in the portions set forth in Section 2 hereof, and for Scilex to repurchase the Subject Warrants.

1. Option to Purchase Subject Warrants.

(a) Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, Oramed hereby grants to Purchaser an exclusive, irrevocable option (the “Option”) to purchase the Initial Subject Warrants (as defined below) and the Final Subject Warrants (as defined below), at such times and in such amounts as set forth in this Agreement. The Option shall expire automatically and without the requirement of any further action by any Party at 12:01 am eastern on December 16, 2025, subject to Oramed’s Termination Right (as defined below) pursuant to Section 8(f).

(b) Payment for Option. In consideration of the grant of the Option, Purchaser shall pay to Oramed an aggregate option purchase price of $1,500,000.00 (the “Option Fee”), to be paid as

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

follows and in each case by wire transfer of immediately available funds to an account or accounts designated by Oramed not less than three (3) Business Days prior to the applicable payment date:

(i) on or before August 8, 2025 (the “First Option Payment Date”), Purchaser shall pay $750,000.00 of the Option Fee to Oramed (the delivery of such payment by Purchaser, the “First Option Closing” and such payment the “First Option Closing Payment”); and

(ii) on or before December 16, 2025 (the “Second Option Payment Date” and together with the First Option Payment Date, the “Option Closing Payment Dates” and each an “Option Closing Payment Date”), Purchaser shall pay to Oramed $750,000.00 of the Option Fee (the delivery of such payment by Purchaser, the “Second Option Closing” and together with the First Option Closing, the “Option Closings” and each an “Option Closing” and such payment at the Second Option Closing, the “Second Option Closing Payment” and together with the First Option Closing Payment, the “Option Closing Payments” and each an “Option Closing Payment”).

(c) Payment of Outstanding Oramed Counsel Expenses. Not later than the First Option Payment Date, Purchaser shall pay to Proskauer Rose LLP (“Proskauer”) counsel for Oramed, by wire transfer of immediately available funds to an account or accounts designated by Proskauer, $[***] in respect of legal fees due and owing to Proskauer by Purchaser (provided that (i) if the aggregate outstanding amount due and owing to Proskauer by Purchaser at the time of the First Option Closing is equal to or less than $[***], Purchaser shall satisfy in full such outstanding amounts and (ii) if after the payment to Proskauer on the First Option Payment Date the aggregate outstanding amount due and owing to Proskauer by Purchaser exceeds $[***], (such excess amount, the “Proskauer Remaining Legal Fees”), then upon any draw down or advance from any equity line of credit or other equity financing (“ELOC Proceeds”) conducted by Purchaser after the date hereof, Purchaser shall use an amount of the proceeds that Purchaser is entitled to retain from such financing (following any required payments under the terms of the Tranche A Note and the Tranche B Notes) to pay (A) the Proskauer Remaining Legal Fees to Proskauer (but the Company shall not be required to pay from such ELOC Proceeds an amount in excess of $[***]) and (B) the aggregate outstanding and unpaid legal fees owed by the Company for unreimbursed legal fees, costs, and expenses of the holders of Tranche B Notes (other than Oramed) to Morgan Lewis & Bockius LLP, Morrison & Foerster LLP and Kelley Drye & Warren LLP as counsel to such holders of Tranche B Notes (but the Company shall not be required to pay from such ELOC Proceeds an amount in excess of $[***]), which amounts to be paid in respect of clauses (A) and (B) shall be paid on a pro rata basis in accordance with the relative aggregate outstanding amounts of principal and accrued and unpaid interest of the Tranche A Note and Tranche B Notes held by Oramed, on the one hand, and of the Tranche B Notes held by all such other holders of Tranche B Notes, on the other hand, until all such Proskauer Remaining Legal Fees have been satisfied in full. Without limitation of the preceding sentence and notwithstanding anything herein to the contrary, that in any event Purchaser must satisfy in full its payment obligations to Proskauer in respect of all Proskauer Remaining Legal Fees by not later than September 15, 2025 (for the avoidance of doubt, irrespective of whether such fees are satisfied from ELOC Proceeds or any other source of funds). In no event shall this Section 1(c) preclude or be construed to limit, reduce or negate any of Purchaser’s obligations to pay or reimburse, or Oramed’s rights to receive reimbursement of, Oramed’s expenses pursuant to any agreement between Oramed and Purchaser or its subsidiaries (including pursuant to Section 8(c)), including in respect of legal fees to Proskauer incurred from and after the date of this Agreement.

(d) Survival of Payment Obligation. Purchaser’s obligation to make the payments set forth in Section 1(b) and 1(c) (together with any interest accrued thereon pursuant to Section 2(c)) shall survive any termination of this Agreement pursuant to Section 8(f) and shall accelerate and become immediately due and payable upon any such termination of this Agreement pursuant to Section 8(f).

2. Option Exercise; Warrant Purchase; Tranche A Note Matters.

(a) Option Exercise. Purchaser may exercise the Option by providing written notice (email being sufficient) to Oramed not less than three (3) Business Days prior to the date on which the applicable Warrant Purchase Closing (as defined below) is to occur; provided that Purchaser may not exercise the Option unless and until (x) with respect to the Initial Subject Warrants, the First Option Closing Payment (together with any interest accrued thereon) set forth in Section 1(b)(i) has been received by Oramed, and (y) with respect to the Final Subject Warrants, the entire Option Fee (together with any interest accrued thereon) has been received by Oramed. If Purchaser fails to make (i) the First Option Closing Payment on or before the First Option Payment Date, Purchaser automatically and irrevocably forfeits the

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right to exercise the Option in its entirety and shall not have the option to purchase any Subject Warrants and (ii) the Second Option Closing Payment on or before the Second Option Payment Date, Purchaser automatically and irrevocably forfeits the right to exercise the Option in respect of the Final Subject Warrants.

(b) Warrant Purchase. Upon Purchaser’s exercise of the applicable Option, Oramed hereby agrees to sell, transfer and assign to Purchaser, and Purchaser agrees to purchase from Oramed, all right, title and interest in and to the Subject Warrants (free and clear of all Encumbrances (as defined below)) in exchange for an aggregate purchase price of $27,000,000.00 (the “Purchase Price” and the price that is equal to the Purchase Price divided by the Total Warrant Shares, the “Per Share Price” ), to be paid as follows (such purchase and sale of the Subject Warrants, the “Transactions”):

(i) on or before September 30, 2025, (A) Purchaser shall pay Oramed $13,000,000.00 in cash by wire transfer of immediately available funds to an account or accounts designated by Oramed (the “First Warrant Payment”), and (B) Oramed shall execute and deliver to Purchaser, one or more assignment forms in the form attached hereto as Exhibit A (the “Assignment Form”), for the assignment of Subject Warrants exercisable for 3,130,000 Warrant Shares (the “Initial Warrant Assignment” and such Subject Warrants, the “Initial Subject Warrants”), and solely upon receipt of the First Warrant Payment by Oramed, the closing of the Initial Warrant Assignment pursuant to this clause (i) shall be deemed effective (the “Initial Warrant Purchase Closing”); and

(ii) on or before December 31, 2025, (A) Purchaser shall pay Oramed $14,000,000.00 in cash by wire transfer of immediately available funds to an account or accounts designated by Oramed (the “Final Warrant Payment”, and together with the First Warrant Payment, the “Warrant Payments” and each a “Warrant Payment”) and (B) Oramed shall execute and deliver to Purchaser, one or more Assignment Forms for the assignment of Subject Warrants exercisable for 3,370,000 Warrant Shares (the “Final Warrant Assignment” and such Subject Warrants, the “Final Subject Warrants”), and solely upon receipt of the Final Warrant Payment by Oramed, the closing of the Final Warrant Assignment pursuant to this clause (ii) shall be deemed effective (the “Final Warrant Purchase Closing” and together with the First Warrant Purchase Closing, the “Warrant Purchase Closings” and each a “Warrant Purchase Closing”). The Warrant Purchase Closings together with the Option Closings are referred to herein as the “Closings” and each, a “Closing”).

(c) Penalty Interest. If any Option Closing Payment is not delivered in full on or prior to the date of the applicable Option Closing Payment Date, interest on the unpaid portion of any such amount shall commence accruing on the date of the applicable unpaid Option Closing Payment Date, shall accrue at a rate of twelve percent (12.0%) per annum and shall be computed based on a 360-day year and twelve 30-day months; provided, however, that (i) any such penalty interest arising from any payment failure shall only become due and payable if Oramed’s Termination Right with respect to and arising from such payment failure lapses unexercised pursuant to Section 8(f) following such missed payment (however, for the avoidance of doubt, any penalty interest that has accrued as the result of any prior payment failure in respect of which Oramed’s Termination Right was not exercised shall be payable together with the Option Fee upon any subsequent exercise of Oramed’s Termination Right pursuant to Section 8(f)); and (ii) the effectiveness of such penalty interest arising from a payment failure being contingent upon the lapse of Oramed’s Termination Right with respect to and arising from such payment failure shall not be construed to delay the accrual of interest, which shall commence on the applicable unpaid Option Closing Payment Date.

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For the avoidance of doubt, if Oramed exercises its Termination Right, then no interest shall be payable pursuant to this Section 2(c).

(d) Tranche A Note Matters.

(i) Oramed, in its capacity as the sole holder of the Tranche A Note, hereby (y) consents to the transactions contemplated by this Agreement and (z) agrees with Scilex that, notwithstanding anything to the contrary in the Tranche A Note, any other Transaction Document (as defined in the SPA), in the BRE Organizational Documents (as defined in the Tranche A Note) or the SPV Organizational Documents (as defined in the Tranche A Note):

(A) upon the receipt by Oramed of (i) both the First Option Closing Payment and the Second Option Closing Payment and (ii) both the First Warrant Payment and the Final Warrant Payment (in each case of clauses (i) and (ii), together with any interest accrued thereon pursuant to Section 2(c)) (the time all such payments have been received by Oramed, the “Trigger Date”):

(I) the definition of “Maturity Date” (as defined in the Tranche A Note) shall be deemed automatically amended and restated to mean “March 31, 2026”, without the necessity of any further amendment or action by any Person;

(II) no Make-Whole Amount shall be required to be paid following the Trigger Date in connection with any repayment (including any Voluntary Prepayment) under the Tranche A Note;

(III) the Subject Warrants, any shares of Common Stock issuable upon exercise of the Subject Warrants, and any proceeds from the sale of such shares, do not and shall not constitute Collateral under any Transaction Document and shall not be subject to any covenants restricting the sale or other disposition of such warrants or shares;

(IV) the Subject Warrants may be transferred by Scilex to any Subsidiary of Scilex (including the SPV or the BRE (each as defined in the Tranche A Note)); and

(V) Scilex or its Subsidiary (including the SPV or the BRE) may exercise the Subject Warrants and hold the proceeds thereof, including the shares of Common Stock issuable upon exercise of the Subject Warrants or transfer such shares or other proceeds to Subsidiary of Scilex (including the SPV or the BRE), provided that, notwithstanding anything to the contrary in any Transaction Document, the BRE Organizational Documents, the SPV Organizational Documents, or any other agreement, no automatic release of any other Collateral shall be required on account of any transaction or series of transactions permitted by Sections 2(e)(A)(III), (IV) and/or (V), which would not otherwise have been permitted.

(ii) Oramed shall notify the Agent of the occurrence of the Trigger Date. Oramed and Agent agree that, effective upon the Trigger Date, any and all Liens of the Agent on the Subject Warrants and Warrant Shares, if any, and any proceeds from the sale or other disposition of the Subject Warrants or the Warrant Shares following the Trigger Date are, without further action by Agent or Oramed, fully and irrevocably terminated, released, discharged and no longer in effect. Any release by Agent and

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Oramed provided hereunder is a partial release only and shall not release, affect or impair any guaranties, or any security interests or pledges against any other assets or properties evidenced by the Transaction Documents.

(iii) Oramed agrees that it shall, upon reasonable written request of Scilex (email being sufficient), duly execute and deliver, or cause to be duly executed and delivered, to Scilex such further agreements, instruments and documents and do and cause to be done such further acts as may be necessary to give effect to the express provisions of this Section 2(d). Oramed hereby authorizes and directs the Agent to execute this Letter Agreement and to enter into any documentation, including this Letter Agreement, that is reasonably required to give effect to the express provisions of this Section 2(d).

(iv) For the avoidance of doubt, this Agreement is not a Transaction Document (as defined in the SPA) and any breach of this Agreement will not constitute a Default or Event of Default (each as defined in the Tranche A Note) under any Transaction Document.

3. Representations and Warranties of Oramed. Oramed hereby represents and warrants to Purchaser, as of the date hereof and as of each Closing as follows (provided that, the representations made as of any Warrant Closing shall be solely as to the Subject Warrants to be assigned in such Warrant Closing):

(a) Authority; Enforceability. Oramed has all necessary corporate power and authority required for Oramed’s due authorization, execution, delivery and performance of this Agreement and consummation of the Transactions. This Agreement is, and each Assignment Form when executed and delivered by Oramed in connection with the applicable Warrant Closing will be, duly and validly executed and constitute and he valid and legally binding obligation of Oramed, enforceable in accordance with its terms.

(b) Ownership. The Subject Warrants are owned of record and beneficially by Oramed, and Oramed has good and marketable title to the Subject Warrants, free and clear of any security interest, claims, liens, pledges, options, encumbrances, mortgages, deeds of trust, purchase rights, charges, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever, other than in favor of Purchaser (collectively, the “Encumbrances”), other than securities law restrictions of general applicability.

(c) No Exercise; No Assignment. Oramed has not (i) exercised the Subject Warrants, in whole or in part, except with respect to the partial exercise of the CS-2 Warrant and the CS-5 Warrant on October 30, 2024 for 937,500 shares and 1,062,500 shares, respectively, or (ii) assigned all or any part of the Subject Warrants or the right to any Common Stock issuable upon exercise of such warrants to any other party.

(d) Registration. The registration statement (the “Registration Statement”) filed by Purchaser covering the resale of the Warrant Shares by Oramed remains effective and is not subject to any stop order.

(e) No Broker. Oramed has not entered into any agreement, arrangement or understanding with any person or entity which will result in the obligation of Oramed or any Purchaser to pay any finder’s fee, brokerage commission, or fee or expense of any kind in connection with the Transactions.

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(f) Conflicts. The execution, delivery, and performance of this Agreement by Oramed does not and will not (i) violate applicable law or rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Oramed is subject (including federal and state securities laws and regulations), or by which any property or asset of Oramed is bound or affected, or (ii) result in a breach of any agreement, to which Oramed is subject or by which Oramed’s assets or properties may be subject or bound, in each case, except for any violation or breach as would not reasonably be expected to materially impair or delay Oramed’s ability to consummate the Transactions.

(g) No Other Representations. Except for the representations and warranties contained in this Section 3, neither Oramed nor any other Person makes any express or implied representation or warranty on behalf of Oramed with respect to the subject matter of this Agreement or otherwise.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Oramed as of the date hereof and as of each Closing as follows:

(a) Authority; Enforceability. Purchaser has all necessary corporate power and authority required for Purchaser’s due authorization, execution, delivery and performance of this Agreement and consummation of the Transactions. This Agreement when executed and delivered by Purchaser, will be duly and validly executed and constitute the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms.

(b) Conflicts. The execution, delivery, and performance of this Agreement by Purchaser does not and will not (i) violate applicable law or rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of Purchaser is bound or affected, or (ii) result in a breach of any agreement, to which Purchaser is subject or by which Purchaser’s assets or properties may be subject or bound, in each case, except for any violation or breach as would not reasonably be expected to materially impair or delay Purchaser’s ability to consummate the Transactions.

(c) Compliance with Law. Purchaser is in compliance with all applicable laws, rules and regulations, including the rules of The Nasdaq Stock Market LLC (“Nasdaq”). Since April 15, 2025, Purchaser has not received any notice or communication from Nasdaq noting noncompliance with listing requirements or threatening suspension or delisting of Common Stock from trading.

(d) Litigation. There is no litigation, investigation, or governmental, administration, arbitral or regulatory proceeding pending or threatened in writing, against Purchaser, its Affiliates or affecting any of its business, operations, properties, or assets which, in any such case, that challenges or would or would reasonably be expected to impair or delay Purchaser’s ability to consummate the Transactions.

(e) No Broker. Purchaser has not entered into any agreement, arrangement or understanding with any person or entity which will result in the obligation of Purchaser to pay any finder’s fee, brokerage commission, or fee or expense of any kind in connection with the Transactions.

(f) No Other Representations. Except for the representations and warranties contained in this Section 4 or in any certificate deliver pursuant to Section 6, neither Purchaser nor any other Person makes any express or implied representation or warranty on behalf of Purchaser with respect to the subject matter of this Agreement or otherwise. Notwithstanding anything to the contrary herein, nothing in this Agreement will operate to limit any claim by Oramed or for fraud or willful or intentional breach.

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5. Oramed Covenants and Consent.

(a) Oramed agrees that, until the earlier of the date on which (i) Purchaser may forfeit any Subject Warrants pursuant to Section 2(a) and (ii) this Agreement is terminated pursuant to Section 8(f), it shall not exercise the Subject Warrants.

(b) Oramed further agrees that (i) if all of the Subject Warrants are retained by Oramed pursuant to the terms of this Agreement, such Subject Warrants may only be exercised to the extent such exercise would not cause the issuance of shares of Common Stock in excess of 19.9% of the total number of shares of Common Stock issued and outstanding immediately prior to the original issuance date of the Subject Warrants (the “Stockholder Approval Cap”) (which for the avoidance of doubt is based on an aggregate of 153,066,675 shares of Common Stock issued and outstanding immediately prior to the original issuance date of the Subject Warrants prior to giving effect to Purchaser’s 1-for-35 reverse stock split on shares of the Common Stock, which became effective on April 15, 2025 (the “Reverse Split”), which total number of issued and outstanding shares of Common Stock was reduced to 4,373,333 shares on a post-Reverse Split basis), and (ii) in the event that the Option is partially exercised, any Subject Warrants retained by Oramed may only be exercised to the extent that such exercise would not cause the issuance of shares of Common Stock in excess of Oramed’s pro rata share of the Stockholder Approval Cap, unless, in each case, Purchaser has obtained the Stockholder Approval. Such pro rata share of the Stockholder Approval Cap shall be determined by dividing the number of Warrant Shares issuable upon exercise of Oramed’s retained Subject Warrants by 6,500,000, multiplied by the product of 19.9% of the total shares of Common Stock outstanding on the original issuance date of the Subject Warrants, after giving effect to the Reverse Split.

(c) Oramed acknowledges that following Purchaser’s purchase of any Subject Warrants pursuant to this Agreement, Purchaser may transfer such warrants to a subsidiary or other Affiliate of Purchaser (or have the Assignment Form delivered by Oramed executed in favor of a subsidiary or other Affiliate of Purchaser) (including the SPV or the BRE). Oramed consents to any such transfer, notwithstanding that the operating agreements or other organizational documents (including, without limitation, the BRE Organizational Documents (as defined in the SPA) or the SPE Organizational Documents (as defined in the SPA)) may prohibit such subsidiary or other Affiliate from holding certain investments or securities such as the Subject Warrants or the proceeds from the exercise of the Subject Warrants.

6. Purchaser Covenants.

(a) From and after the date hereof until the earlier of the termination of this Agreement pursuant to Section 8(f) and the Trigger Date, absent the prior written consent of Oramed, Purchaser will not (and will cause its Affiliates and Representatives not to) directly or indirectly: (i) increase the cash compensation of any director or officer of Purchaser or any of its Affiliates; or (ii) consummate or enter into any agreement with respect to a Fundamental Transaction (as defined in the Subject Warrants), whether of Purchaser or any Subsidiary thereof, unless such transaction would result in (and such agreement expressly provides for), contemporaneous with the consummation (or if multiple closings, the initial closing) of such Fundamental Transaction, the payment in full of (1) all outstanding principal and accrued and unpaid interest under each of the Tranche A Note and Tranche B Note, (2) payment in full of the Option Fee and the Purchase Price (as if the Option had been exercised) (net of any amounts previously paid to and received by Oramed in respect of the Option Fee or Purchase Price in accordance with this Agreement) and (3) all other outstanding and unpaid obligations of Purchaser as are due and payable to Oramed or its representatives. Not less than two (2) Business Days prior to each Closing, Purchaser shall deliver to Oramed a certificate signed by the Chief Executive Officer of Purchaser certifying as of the date of the applicable Closing that (x) each of the representations and warranties of Purchaser set forth in Section 4 are

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true and correct as of such date and (y) that Purchaser has complied with its covenants and obligations under this Agreement.

(b) Purchaser agrees that (i) it will not exercise any Subject Warrants purchased pursuant to the terms of this Agreement in excess of the Stockholder Approval Cap and (ii) in the event that the Option is only partially exercised, it will not exercise the Subject Warrants purchased pursuant to the terms of this Agreement in excess of its pro rata share of the Stockholder Approval Cap, unless, in each case, Purchaser has obtained the Stockholder Approval. Such pro rata share of the Stockholder Approval Cap shall be determined by dividing the number of Warrant Shares issuable upon exercise of Purchaser’s Subject Warrants by 6,500,000, multiplied by the product of 19.9% of the total shares of Common Stock outstanding on the original issuance date of the Subject Warrants, after giving effect to the Reverse Split. Notwithstanding anything herein to the contrary, from and after the Initial Warrant Purchase Closing and until the earlier of the Trigger Date and Purchaser having obtained the Stockholder Approval (such that all Subject Warrants may be exercised without limitation), seventy percent (70%) of the cash proceeds (net of underwriting discounts, accounting, investment banking or broker fees and sales commissions and other reasonable and documented out-of-pocket costs and expenses of the Company associated therewith, in each case, paid to non-Affiliates) of the proceeds from all sales of the Initial Subject Warrants or the Warrant Shares issued upon an exercise of Initial Subject Warrants as are available after the making of any required payments under the terms of the Tranche A Note and the Tranche B Notes (any such amount “Subject Proceeds”) shall be promptly remitted and paid to Oramed by wire transfer of immediately available funds (A) first, as prepayment on any portion of the Option Fee not yet due and payable pursuant to Section 1(b) until such portion of the Option Fee is fully paid, and (B) second, until the Purchase Price is paid in full, as a partial exercise of the Option in respect of the Final Subject Warrants for a number of Warrant Shares equal to the applicable Subject Proceeds divided by Per Share Price (and Purchaser shall issue to Oramed one or more replacement warrants which are the same in all respect as the Subject Warrants other than the date of issuance and a reduction in the Warrant Shares after giving effect to any such partial exercise of the Option pursuant to this clause (B), which replacement warrants shall thereafter constitute the remaining “Final Subject Warrants” hereunder).

(c) Upon Oramed’s written request at any time following an exercise of its Termination Right pursuant to Section 8(f), without limitation of the terms and provisions of any Subject Warrant or Section 6(c) and Section 6(d), Purchaser shall (and shall cause its Representatives (as defined in the SPA) and Affiliates to) take all such actions as are necessary to promptly give effect to any exercise by Oramed (or any successors or assigns thereof) of any Subject Warrant, including obtaining any approvals of the board or stockholders of Purchaser or any of its Affiliates as may be required under applicable Law or the rules of Nasdaq.

(d) Without limitation of Section 6(c), Purchaser shall hold an annual or special meeting of stockholders (“Stockholder Meeting”) as soon as practicable following the date on which this Agreement has been terminated pursuant to Section 8(f) (the “Termination Date”) for the purpose of obtaining stockholder approval of the issuance of the Warrant Shares under Nasdaq Listing Rule 5635 (such approval, whether obtained prior to or following the Termination Date, the “Stockholder Approval”), with the recommendation of Purchaser’s Board of Directors that such proposals are approved. Purchaser shall (i) promptly prepare and file a proxy statement with the SEC (the “Proxy Statement”) to be sent to Purchaser’s stockholders in connection with the Stockholder Meeting, (ii) call and hold the Stockholder Meeting no later than the date that is 60 days following the Termination Date, and (iii) use its commercially reasonable efforts to obtain the Stockholder Approval at the Stockholder Meeting. The Proxy Statement shall include the recommendation from the Purchaser’s Board of Directors that Purchasers’ stockholders vote in favor of the Stockholder Approval. Purchaser shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the Stockholder Approval and to obtain the Stockholder Approval.

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Purchaser shall respond promptly to any comments received from the SEC with respect to the Proxy Statement, and provide any such comments to Oramed. If requested by Oramed and permissible under applicable law, Purchaser shall adjourn the Stockholder Meeting for a period of up to ten (10) Business Days if, on a date for which the Stockholder Meeting is scheduled, a quorum is not present or Purchaser has not received proxies representing a number of shares of common stock sufficient to obtain the Stockholder Approval, for the purpose of soliciting additional proxies and votes in favor of the Stockholder Approval. Purchaser shall keep Oramed reasonably informed with respect to the number of proxies received and its preliminary vote tabulation prior to the Stockholder Meeting. If Purchaser does not obtain Stockholder Approval at the first meeting, Purchaser covenants and agrees that it will submit the proposal for approval of Purchaser’s stockholders at least semi-annually (twice yearly) and not later than 180 days following the date of the prior meeting until such approval is obtained or until such approval is no longer required. Prior to the termination of this Agreement pursuant to Section 8(f), the Company shall not seek any stockholder approval under Nasdaq Listing Rule 5636 that does not include the approval of the Warrant Shares in respect of the Subject Warrants retained by Oramed at such time. Notwithstanding anything to the contrary herein or in any Subject Warrant and irrespective of whether the Stockholder Approval has been obtained, with respect to any Fundamental Transaction (including a Corporate Event (as defined in each Subject Warrant)) nothing shall preclude or limit (and Purchaser shall take or cause to be taken all actions, including express provision in the applicable merger, acquisition or other agreement and obtaining any stockholder approvals, as are necessary or advisable to ensure that nothing precludes) the exercise in their entirety of all Subject Warrants held by Oramed immediately prior to such Fundamental Transaction and the receipt of any securities or other assets (including cash) in respect of each of the Warrant Shares which holders of shares of Common Stock are entitled to receive with respect to or in exchange for shares of Common Stock in such Fundamental Transaction (the “Common Price”) (and, to the extent such exercise is prohibited for any reason by applicable Law or Nasdaq rules, Oramed shall, at its election, instead be entitled to receive as consideration for the direct purchase of the Subject Warrants in any such Fundamental Transaction an aggregate amount equal to the product of the Subject Warrant and the Common Price net of the aggregate exercise price of the Subject Warrants).

(e) Purchaser agrees to file with the Securities and Exchange Commission a Current Report on Form 8-K describing the terms of this Agreement as soon as practicable following the date hereof and in any event within one (1) Business Day following the date hereof.

(f) From the date hereof through the earlier of (i) the Trigger Date and (ii) the termination of this Agreement pursuant to Section 8(f), Purchaser shall not, directly or indirectly, offer, issue, sell or grant, or enter into any agreement or contractual obligation (including in connection with any financing transaction) to offer, issue, sell or grant any Capital Stock or Equity Rights (disregarding the words “then-outstanding” in the definition thereof) to any Person in, or with respect to, Purchaser (any such transaction, an “Equity Issuance”), at a per share purchase price of lower than $6.00 in each case, without the prior written consent of Oramed.

(g) Notwithstanding anything herein to the contrary (including Section 6(g)), if at any time Purchaser undertakes any Equity Issuance (whether or not at a per share price that is lower than $6.00), seventy percent (70%) of the cash proceeds (net of underwriting discounts, accounting, investment banking or broker fees and sales commissions and other reasonable and documented out-of-pocket costs and expenses of the Company associated therewith, in each case, paid to non-Affiliates) of such Equity Issuance as are available after the making of any required payments under the terms of the Tranche A Note and the Tranche B Note (such amount with respect to any Equity Issuance, the applicable “Equity Financing Amount”) shall be paid to Oramed in the following order of priority: (i) to satisfy any portion of the Option Fee which was not paid on the applicable Option Closing Payment Date (together with any interest accrued

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thereon) pursuant to Section 1(b) until such portion of the Option Fee (together with any accrued interest) is fully-paid, (ii) as a prepayment on any portion of the Option Fee not yet due and payable pursuant to Section 1(b) until such portion of the Option Fee is fully paid, and (iii), subject to Oramed’s prior written consent and approval, as a partial exercise of the Option in respect of a number of Warrant Shares equal to the applicable Equity Financing Amount divided by Per Share Price until the Purchase Price is fully paid (and Purchaser shall issue to Oramed one or more replacement warrants which are the same in all respect as the Subject Warrants other than the date of issuance and a reduction in the Warrant Shares after giving effect to any such partial exercise of the Option pursuant to this clause (iii), which replacement warrants shall thereafter constitute “Subject Warrants” hereunder).

7. Release.

(a) Purchaser on behalf of itself and its respective predecessors, successors, assigns and Affiliates (“Purchaser Releasors”) hereby irrevocably and unconditionally: (a) forever discharges, waives, relieves and releases Oramed and its Affiliates, subsidiaries and its and their respective predecessors, successors, assigns, Affiliates and present and former officers, directors, agents, employees and representatives from any and all actions, suits, claims, causes of action, demands, obligations and/or liabilities (“Claims”), whatsoever, of every name and nature, both at law and in equity, known or unknown, accrued or unaccrued that any Purchaser Releasor had, has or hereafter may have, which are related to or arise from the issuance, purchase, ownership, exercise or disposition or the terms or provisions of the Subject Warrants or the Warrant Shares of or by Oramed (or any other agreement to which Oramed is a party relating to the Subject Warrants, including the Tranche A Note and the SPA); (b) agrees not to (and to cause each Purchaser Releasor’s officers, directors, agents, employees and representatives not to), and hereby waives any right to, commence any Claim relating to, challenging the validity of or seeking to enjoin the operation or exercise of the Subject Warrants (or any provision thereof); and (c) waives and relinquishes all rights and benefits under applicable law, including any state law or any common law principles limiting waivers of unknown claims; provided that nothing contained in this Section 7 will operate to release Oramed from its obligations under this Agreement and the Assignment Forms. This Section 7 is a material inducement to the entrance by Oramed into this Agreement. Purchaser hereby agrees to indemnify and hold harmless Oramed against any Claims to which Oramed may become subject to insofar as such Claims arise out of or are based upon any misrepresentation of Purchaser or Purchaser’s failure to perform any of its covenants or agreements contained in this Agreement.

(b) Effective solely upon the Final Warrant Closing, Oramed on behalf of itself and its respective predecessors, successors, assigns and Affiliates (“Oramed Releasors”) hereby irrevocably and unconditionally: (a) forever discharges, waives, relieves and releases Purchaser and its Affiliates, subsidiaries and its and their respective predecessors, successors, assigns, Affiliates and present and former officers, directors, agents, employees and representatives from any and all Claims, whatsoever, of every name and nature, both at law and in equity, known or unknown, accrued or unaccrued that any Oramed Releasor had, has or hereafter may have, which are related to or arise from the issuance, purchase, ownership, exercise or disposition or the terms or provisions of the Subject Warrants or the Warrant Shares of or by Purchaser (or any other agreement to which Purchaser is a party relating to the Subject Warrants, including the Tranche A Note and the SPA); (b) agrees not to (and to cause each Oramed Releasor’s officers, directors, agents, employees and representatives not to), and hereby waives any right to, commence any Claim relating to, challenging the validity of or seeking to enjoin the operation or exercise of the Subject Warrants (or any provision thereof); and (c) waives and relinquishes all rights and benefits under applicable law, including any state law or any common law principles limiting waivers of unknown claims; provided that nothing contained in this Section 7 will operate to release Purchaser from its obligations under this Agreement. This Section 7 is a material inducement to the entrance by Purchaser into this Agreement.

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8. Miscellaneous.

(a) Non-Circumvention. Purchaser and its Affiliates shall not take, or authorize, consent to or approve the taking of, any action, including through any amendment of the organizational documents of Purchaser or any of its Affiliates, reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, to (i) avoid or seek to avoid the performance of this Agreement or any of the terms hereof, the Subject Warrants that remain held by Oramed or any exercise thereof following any termination pursuant to Section 8(f) or (ii) impair (or that would have the effect of impairing) the value or exercisability of the Subject Warrants (or the Warrant Shares issuable upon an exercise thereof), including as to the number, class, series or rights of the Warrant Shares. Purchaser will at all times carry out in good faith the provisions of this Agreement and the Subject Warrants.

(b) Titles and Headings; Defined Terms. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes. For the avoidance of doubt, any defined terms which have the meaning set forth in the Tranche A Note, Tranche B Note or any other agreement shall be unaffected by the termination or satisfaction of such other note or other agreement. The words “this Agreement,” “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections and Exhibits shall be deemed references to Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Relative to the determination of any period of time, “from” means “from and including,” “until” means “until but excluding.” The definitions given for terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America. The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(c) Expenses. Each Party hereto agrees to pay all of its expenses arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement (including attorneys’ fees and expenses); provided, however, that if this Agreement terminated in accordance with Section 8(f), without limitation of Section 1(c), Scilex will reimburse Oramed for its actual, reasonable, and documented legal fees, in an amount not to exceed $50,000.00. Scilex agrees and covenants to pay all the fees and expenses of the Agent and Agent’s counsel Pryor Cashman LLP, incurred, due and payable.

(d) Entire Agreement. This Agreement, the Assignment Forms and the Subject Warrants constitute the entire agreement between the Parties hereto regarding the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements, or representations, written or oral, which may have related to the subject matter hereof.

(e) Amendments; Waivers. This Agreement may not be amended or modified except by an instrument in writing signed by each Party to this Agreement. No provision of this Agreement may be waived except by a written instrument signed by the Party against whom the waiver is to be effective. No failure or delay by any Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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(f) Termination This Agreement may be terminated by Oramed (the “Termination Right”) by written notice to Scilex if Purchaser (I) fails to make any of the payments under any of Section 1(b), Section 1(c) or Section 2(b), or (II) has not exercised the Option by the applicable date set forth in Section 2(b) in respect of the Initial Warrant Shares or Final Warrant Shares, (each such failure to pay the Option Fee or Purchase Price (or applicable portion thereof that is due and owing) or to exercise the Option, a “Termination Event”); provided, however, that (i) the Termination Right must be exercised within twenty (20) Business Days of such Termination Event and (ii) the terms and provisions of Section 1(d), Section 2(c), Section 6(b) through Section 6(d), Section 7(a) and this Section 8 shall survive any termination of this Agreement. Notwithstanding anything herein to the contrary, any termination pursuant to this Section 8(f) shall not be deemed to release any Party from any liability for fraud or willful or intentional breach of the terms and provisions of this Agreement by such Party prior to such termination or to limit or impair the right of either such party to pursue all legal remedies with respect to fraud or any such willful or intentional breach.

(g) Amendment of Subject Warrants. Purchaser and Oramed hereby agree that in consideration of the promises and the mutual covenants and agreements contained herein, notwithstanding anything to the contrary therein in any Subject Warrant (including Sections 2 or Section 6 of each Subject Warrant), Oramed shall be, and hereby is, entitled to receive all dividends, distributions, equity, interest or subscription rights issuances made, issued or delivered to the holders of share capital of Purchaser as if Oramed holds the Warrant Shares which Oramed would be entitled to receive upon an exercise of any Subject Warrants, so long as Oramed continues to hold such Subject Warrants at the time of the applicable record date (or, as to any dividend, distribution or issuance declared after the date of this Agreement (and while Oramed still holds the Subject Warrants), if the record date is adjusted or changed to a later date on which Oramed ceases to hold such Subject Warrants, so long as Oramed held such Subject Warrants on the original record date for the applicable dividend, distribution or issuance) of any such dividend, distribution or issuance (in all cases subject to the Purchaser’s Board of Directors’ right to terminate or otherwise revoke such dividend, distribution or issuance). This Section 8 shall be deemed to amend each Subject Warrant and this Section 8 shall prevail and control to the extent of any conflict between any Subject Warrant and this Section 8. Without limitation of the foregoing, upon Oramed’s written request following the date of this Agreement, Purchaser and Oramed will enter into an amendment with respect to each Subject Warrant memorializing the terms of this Section 8 in each such Subject Warrant. For the avoidance of doubt, this Section 8(g) is intended to include the right to receive any distribution or dividend of Series 1 Mandatory Exchangeable Preferred Stock and Purchaser shall cause the record date for any such distribution or dividend to be adjusted to ensure Oramed receives Series 1 Mandatory Exchangeable Preferred Stock in respect of the Warrant Shares as is reflective of the application of this Section 8(g), subject to the Purchasers’ Board of Directors’ previously announced right to terminate or otherwise revoke such dividend and in no event shall this provision provide any right to receive a dividend, distribution or issuance pursuant to any such dividend, distribution or issuance declared after the Trigger Date.

(h) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(i) Counterparts. This Agreement may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Agreement in any

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judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.

(j) Further Assurances. From and after the date hereof, and when reasonably requested by the other Party hereto, each Party hereto will, without further consideration, use all reasonable efforts to (i) execute and deliver all such instruments of conveyance and transfer and (ii) take such further actions as the other Party may reasonably deem necessary or desirable in order to transfer the Subject Warrants to Purchaser and to carry out fully the provisions and purposes of this Agreement.

(k) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Purchaser and Oramed and their respective successors and permitted assigns. This Agreement shall not be assigned, in whole or in part, by operation of law or otherwise without the prior written consent of the Parties hereto, and any attempted assignment in violation of this Section 8(k) shall be null and void.

(l) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, enforcement, interpretation and performance of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address set forth in the SPA and agrees that such service shall constitute good and sufficient service of process and notice thereof. Purchaser hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any Claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Oramed from bringing suit or taking other legal action against Purchaser or its Affiliates in any other jurisdiction to collect on the Purchaser’s obligations to Oramed, or to enforce a judgment or other court ruling in favor of Oramed. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(m) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(n) Remedies. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement to be performed by the Parties, at any time, were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled pursuant to the terms of this Agreement, at law or in equity, without the necessity of proving the

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inadequacy of money damages as a remedy and without the necessity of posting a bond or other form of security, in addition to any other remedy to which it may be entitled, at law or in equity, it being agreed that remedies hereunder are cumulative. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges and agrees that the existence of any other remedy contemplated by this Agreement does not diminish the availability of injunctive relief or specific performance. In the event that any suit, action or other proceeding should be brought in equity to enforce any of the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense, that there is an adequate remedy under any applicable law.

(o) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day (as defined in the SPA), (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. Each Party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other Party.

(p) Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of e-mail or other electronic method of delivery of a “.pdf” or “.tiff” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” or “.tiff” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” or “.tiff” format data file as a defense to the formation of a contract and each Party hereto forever waives any such defense.

(q) Tax Matters. The Parties hereby agree to treat the purchase and sale of the Subject Warrants contemplated to be undertaken at each of the Closings as “open transactions” solely for U.S. federal income tax purposes until such time as the payment of each of the First Warrant Payment and Final Warrant Payment due and payable at each such Closing has been received by Oramed in accordance with Section 2(a).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

By:	/s/ Avi Gabay
Name:	Avi Gabay
Title:	Chief Financial Officer

Address for Notice:

1185 Avenue of the Americas, Third Floor
New York, NY 10036
Attn: Josh Hexter
Email:	nadav@oramed.com
josh@oramed.com
avi@oramed.com

With a copy to (which shall not constitute notice):

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attn:	Ehud Barak; Louis Rambo;
Grant Darwin; Philip Kaminski
E-mail:	ebarak@proskauer.com;
lrambo@proskauer.com;
gdarwin@proskauer.com;
pkaminski@proskauer.com

[Signature Page to Option Agreement for the Repurchase of Warrants]

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Address for Notice:

960 San Antonio Rd.,
Palo Alto, CA 94303
Attention: Stephen Ma
Telephone: (408) 891-8341
Email: sma@scilexholding.com

With a copy to (which shall not constitute notice):

Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
Attention: Jeff Hartlin; Elizabeth Razzano
Telephone: (650) 320-1804; (650) 320-1895
E-mail:	jeffhartlin@paulhastings.com;
elizabethrazzano@paulhastings.com

[Signature Page to Option Agreement for the Repurchase of Warrants]

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IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

ACQUIOM AGENCY SERVICES, LLC as Agent

By:	/s/ Beth Cesari
Name:	Beth Cesari
Title:	Executive Director

950 17th Street

Suite, 1400

Denver, CO 80202

Attn: Loan Agency

Telephone: 512 639 3871

Email: bcesari@srsacquiom.com

With a copy to (which shall not constitute notice):

Pryor Cashman LLP

Seven Times Square

New York, NY 10036-6569

Attention: David Smith

Email: dsmith@pryorcashman.com

[Signature Page to Option Agreement for the Repurchase of Warrants]

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EXHIBIT A

WARRANT ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant initially issued to the Holder on September 21, 2023,

and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Warrant Shares to be assigned:

Phone Number:

Email Address:

Dated:

Holder’s Signature:
By:
Name:
Title:

Holder’s Address:

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase common stock at an exercise price of $402.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

As previously disclosed by Scilex Holding Company (the “Company”), Semnur Pharmaceuticals, Inc. (“Semnur”), a Delaware corporation and wholly owned subsidiary of the Company, entered into an agreement and plan of merger (as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated April 16, 2025, the “Merger Agreement”) with Denali Capital Acquisition Corp., a Cayman Islands exempted company (“Denali” or “Parent”), and Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Denali (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Semnur with Semnur surviving the merger as a wholly owned subsidiary of Denali (the “Merger”). The Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination”. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in Amendment No. 2 (as defined below) and the Merger Agreement.

On July 22, 2025, Semnur entered into Amendment No. 2 to the Merger Agreement with Denali and Merger Sub (“Amendment No. 2”). Amendment No. 2 amends the Merger Agreement to, among other things, modify the definitions of the “Exchange Ratio” and “Merger Consideration” to facilitate the issuance of additional shares of common stock of Semnur prior to the closing of the Business Combination in connection with any potential private placement financing or for issuance to advisors and other service providers for services rendered and maintain the 1.25-to-1 exchange ratio.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Information

In connection with the Business Combination, Denali filed with the SEC a Registration Statement on Form S-4 (the “Denali Registration Statement”), which includes a preliminary prospectus and preliminary proxy statement. Denali will mail a definitive proxy statement/final prospectus and other relevant documents to its shareholders. This communication is not a substitute for the Denali Registration Statement, the definitive proxy statement/final prospectus or any other document that Denali will send to its shareholders in connection with the Business Combination. Investors and security holders of Denali are advised to read the proxy statement/prospectus in connection with Denali’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve the Business Combination (and related matters) because the proxy statement/prospectus contains important information about the Business Combination and the parties to the Business Combination. The definitive proxy statement/final prospectus will be mailed to shareholders of Denali as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website www.sec.gov or by directing a request to: 437 Madison Avenue, 27th Floor, New York, New York 10022.

Participants in the Solicitation

Denali, Semnur and their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Denali’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of Denali’s directors and officers in Denali’s filings with the SEC, including the Denali Registration Statement filed with the SEC by Denali, which includes the proxy statement of Denali for the Business Combination, and such information and names of Semnur’s directors and executive officers are also included in the Denali Registration Statement filed with the SEC by Denali, which includes the proxy statement of Denali for the Business Combination.

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Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination between Semnur and Denali, the estimated or anticipated future results and benefits of the combined company following the Business Combination, including the likelihood and ability of the parties to successfully consummate the Business Combination, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of management of the Company, Semnur and Denali and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company, Semnur and Denali. These statements are subject to a number of risks and uncertainties regarding the Company’s, Semnur’s and Denali’s businesses and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the inability of the parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; the risk that the approval of the stockholders of Semnur or the shareholders of Denali for the potential transaction is not obtained; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of Semnur or Denali; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the ability of the combined company to grow and manage growth profitably and retain its key employees; the amount of redemption requests made by Denali’s shareholders; the inability to obtain financing; the inability to obtain or maintain the listing of the post-acquisition company’s securities on Nasdaq or OTC Markets following the Business Combination; and costs related to the Business Combination. There may be additional risks that Semnur and the Company presently do not know or that Semnur or the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Semnur’s, the Company’s and Denali’s expectations, plans or forecasts of future events and views as of the date of this communication. Semnur and the Company anticipate that subsequent events and developments will cause such assessments to change. However, while Semnur and the Company may elect to update these forward-looking statements at some point in the future, each of Semnur and the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Semnur’s or the Company’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of July 22, 2025, by and among Denali Capital Acquisition Corp., Denali Merger Sub Inc. and Semnur Pharmaceuticals, Inc.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: July 23, 2025

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Exhibit 2.1

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of July 22, 2025, is made and entered into by and among Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing, “Parent”), Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (the “Merger Sub” and together with Parent, collectively, the “Parent Parties”), and Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Parent Parties and the Company have entered into an Agreement and Plan of Merger, dated as of August 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to that certain Amendment No.1, dated as of April 16, 2025, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation;

WHEREAS, prior to the completion of the transactions contemplated by the Merger Agreement, (i) Parent and the Company may enter into one or more securities purchase agreements or similar agreements with certain investors to be named therein (the “Semnur Investors”), pursuant to which, among other things, the Semnur Investors may purchase Company Common Shares in an amount and at a purchase price, in each case, to be determined (including shares that may be issued into an escrow account as security for the Semnur Investors) (such shares, the “PIPE Shares”) and (ii) the Company may issue Company Common Shares to service provider(s) and/or other advisor(s) and consultant(s) to the Company (such shares, the “Advisor Shares”) in exchange for certain services, and the PIPE Shares and the Advisor Shares may subsequently be exchanged for Domesticated Parent Common Shares on the terms described in the Merger Agreement and in accordance with the terms of any agreement with the Semnur Investors, service providers, advisors or consultants, as applicable;

WHEREAS, in order to accommodate the potential issuance of any PIPE Shares and/or Advisor Shares it is necessary to make certain modifications to the Merger Agreement to account for the issuance of such securities;

WHEREAS, pursuant to Section 10.2(a) of the Merger Agreement, the Merger Agreement may be amended by a writing signed by each of the Parent Parties and the Company; and

WHEREAS, each of the Parent Parties and the Company desire to amend the Merger Agreement in certain respects as described in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Amendment as if fully set forth below, and intending to be legally bound hereby, the parties hereto accordingly agree as follows.

1. Definitions. Except as otherwise indicated herein or unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

2. Amendment to the Merger Agreement.

(a) The following definitions set forth in Section 1.6 and Section 1.94, respectively, are hereby amended and restated in their entirety to read as follows:

““Exchange Ratio” means an amount equal to 1.25 (being the amount equal to the quotient of (a) the Merger Consideration divided by (b) the sum of (i) the aggregate number of Company Common Shares and Company Options issued and outstanding as of the Signing Date (which number is 200,000,000) plus (ii) the aggregate number of Company Common Shares and Company Options issued by the Company after the Signing Date and outstanding as of immediately prior to the Effective Time).”

““Merger Consideration” means that number of Domesticated Parent Common Shares, equal to the quotient of (a) the sum of (i) $2,500,000,000.00 plus (ii) the product of (A) the product of (1) the aggregate number of Company Common Shares and Company Options issued by the Company after the Signing Date and outstanding as of immediately prior to the Effective Time multiplied by (2) 1.25 multiplied by (B) $10.00, divided by (b) $10.00.”

(b) The first sentence of Section 4.3(a) of the Merger Agreement is hereby amended by replacing the following:

“as soon as reasonably practicable after the sole Stockholder surrenders”

with the following:

“as soon as reasonably practicable after the applicable Stockholder surrenders”

(c) The second sentence of Section 5.5(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“As of immediately prior to the issuance of the Series A Preferred Stock of the Company pursuant to the terms of the Debt Exchange Agreement, but following the filing of the Company Certificate of Designations (as defined below), in each case as contemplated by the Debt Exchange Agreement, there will be 785,000,000 shares of capital stock of the Company authorized, comprised of (A) 740,000,000 authorized Company Common Shares of which not less than 160,000,000 will be issued and outstanding as of immediately prior to the Effective Time and (B) 45,000,000 authorized Company Preferred Shares, of which not more than 6,000,000 shares will be designated and issued as Series A Preferred Stock pursuant to the terms of the Debt Exchange Agreement as of immediately prior to the Effective Time.”

3. Effect of Amendment. Except as set forth herein, all other terms and provisions of the Merger Agreement remain unchanged and in full force and effect. On and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Merger Agreement as amended or otherwise modified by this Amendment. For the avoidance of doubt, references to the phrases “the date of this Agreement” or “the date hereof”, wherever used in the Merger Agreement, as amended by this Amendment, shall mean August 30, 2024.

4. Construction. This Amendment shall be governed by all provisions of the Merger Agreement unless context requires otherwise, including all provisions concerning construction, enforcement and governing law.

5. Entire Agreement. This Amendment together with the Merger Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior

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and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. In the event of a conflict between the terms of the Merger Agreement and this Amendment, the terms of this Amendment shall prevail solely as to the subject matter contained herein.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

[The remainder of this page is intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

DENALI CAPITAL ACQUISITION CORP.

By:	/s/ Lei Huang
Name: Lei Huang
Title: Chief Executive Officer

DENALI MERGER SUB INC.

By:	/s/ Peter Xu
Name: Peter Xu
Title: President

SEMNUR PHARMACEUTICALS, INC.

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer